Filed Pursuant to Rule 424(b)(7)
Registration File No. 333-261810

PROSPECTUS SUPPLEMENT

(To Prospectus dated February 7, 2023)

9,700,000 Shares

Hagerty, Inc.

Class A Common Stock

The selling stockholders named in this prospectus supplement, Hagerty Holding Corp. (“HHC”) and Aldel LLC (“Aldel LLC”), are offering a total of 9,700,000 shares of our Class A common stock, par value $0.0001 per share (“Class A Common Stock”). The shares to be sold by HHC are issuable upon the exchange (the “HHC Exchange”) of certain of its units (“OpCo Units”) of equity in OpCo (as defined herein) and an equivalent number of corresponding shares of our Class V common stock, par value $0.0001 per share (“Class V Common Stock,” and, together with the OpCo Units, the “paired interests”) pursuant to the terms of the Exchange Agreement (as defined herein). The HHC Exchange will occur prior to the consummation of this offering. See “Selling Stockholders” and “Prospectus Summary—Organizational Structure.”

HHC is beneficially owned by members of the Hagerty family, including McKeel Hagerty, our Chief Executive Officer, Tammy Hagerty, Mr. Hagerty’s sister, and the estate of their sister, Kim Hagerty. HHC has advised us that the net proceeds from the sale of its shares in this offering will be used to effect a redemption, for the benefit of the estate of Kim Hagerty, of a corresponding number of its HHC shares. We will not receive any proceeds from the sale of Class A Common Stock by the selling stockholders.

Our Class A Common Stock is listed on The New York Stock Exchange (the “NYSE”) under the symbol “HGTY.” On August 5, 2025 the closing price per share as reported on the NYSE was $11.12.

We are an “emerging growth company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements. See “Prospectus Supplement Summary—Implications of Being an Emerging Growth Company.”

Investing in our Class A Common Stock involves a high degree of risk. See “Risk Factors” beginning on page S-11 of this prospectus supplement and page 5 of the accompanying prospectus to read about factors you should consider before buying shares of our Class A Common Stock.

	Per Share	Total
Public offering price	$9.3400	$90,598,000.00
Underwriting discount(1)	$0.4203	$4,076,910.00
Proceeds, before expenses, to the selling stockholders	$8.9197	$86,521,090.00

(1)	See “Underwriting” for additional information regarding compensation payable to the underwriters.

To the extent that the underwriters sell more than 9,700,000 shares of our Class A Common Stock, the underwriters have the option for a period of 30 days to purchase up to an additional 1,455,000 shares of Class A Common Stock from the selling stockholders at the public offering price less the underwriting discount.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares against payment in New York, New York on August 11, 2025.

Bookrunners
Keefe, Bruyette & Woods A Stifel Company		J.P. Morgan

BMO Capital Markets	Citizens Capital Markets	Wells Fargo Securities

Co-Manager

Oppenheimer & Co.

The date of this prospectus supplement is August 7, 2025.

Prospectus

You should rely only on the information contained in, or incorporated by reference in, this prospectus supplement and any free writing prospectus that we may provide to you in connection with this offering. Neither we, the selling stockholders nor the underwriters have authorized anyone to provide you with different information or to make any other representations, and we, the selling stockholders and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information others may give you. You should not assume that the information contained in, or incorporated by reference in, this prospectus supplement is accurate as of any date other than its date. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: Neither we, the selling stockholders nor any of the underwriters have done anything that would permit this offering or the possession or distribution of this prospectus supplement in any jurisdiction where action for those purposes is required, other than in the United States. Persons outside of the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the shares of our Class A Common Stock and the distribution of this prospectus supplement outside of the United States. The selling stockholders and the underwriters are offering to sell, and seeking offers to buy, shares of our Class A Common Stock only under circumstances and in jurisdictions where it is lawful to do so. Neither the selling stockholders nor any of the underwriters are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-1 (File No. 333-261810), which was originally declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on December 30, 2021 and subsequently amended and converted into a registration statement on Form S-3 that was declared effective on February 7, 2023 (as amended, the “Registration Statement”).

This document consists of two parts. The first part is this prospectus supplement, which describes certain specific terms related to the sale of Class A Common Stock by the selling stockholders. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. Generally, when we refer to “prospectus supplement” or to the “accompanying prospectus,” we are referring to such documents inclusive of any documents incorporated by reference herein or therein. Generally, when we refer to the “prospectus,” we are referring to the prospectus supplement and the accompanying prospectus combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.

If information in this prospectus supplement is inconsistent with the accompanying prospectus or with any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. Neither we, the selling stockholders nor the underwriters have authorized anyone to provide you with different information or to make any representations. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into each include important information about us, the selling stockholders, the Class A Common Stock being offered and other information you should know before investing. You should also read and consider information in the documents we have referred you to in the sections of this prospectus supplement titled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” and in the sections of the accompanying prospectus titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We further note that the representations, warranties and covenants made by us and the selling stockholders in any agreement that is filed as an exhibit to the Registration Statement or to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were subject to contractual standards of accuracy only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

The selling stockholders and the underwriters are offering to sell, and seeking offers to buy, shares of our Class A Common Stock only under circumstances and in jurisdictions where it is lawful to do so. The distribution of this prospectus and the offering of shares of our Class A Common Stock in certain jurisdictions may be restricted by law. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any Class A Common Stock offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

References in this prospectus to “the Company,” “we,” “our,” “us,” “Hagerty” (without further designation) or like terms refer to Hagerty, Inc. and its subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains certain statements that are “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 and releases issued by the SEC. All statements other than statements of historical facts contained or incorporated by reference in this prospectus are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “would,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. These forward-looking statements include, among others, statements relating to our future financial performance, our business prospects and strategy, our market opportunity and the potential growth of that market, our anticipated financial position, our liquidity and capital needs, plans and objectives of management for future operations, and other similar matters. These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict.

Our actual results may differ materially from those expressed in, or implied by, the forward-looking statements included or incorporated by reference in this prospectus as a result of various factors, including, among others, our ability to:

•	compete effectively within our industry and attract and retain our insurance policyholders and paid Hagerty Drivers Club (“HDC”) subscribers;

•	maintain key strategic relationships with our insurance distribution and underwriting carrier partners;

•	prevent, monitor, and detect fraudulent activity;

•	manage risks associated with disruptions, interruptions, outages or other issues with our technology platforms or our use of third-party services;

•	accelerate the adoption of our membership and marketplace products and services, as well as any new insurance programs and products we offer;

•	complete the proposed fronting arrangement (the “Proposed Fronting Arrangement”) with Markel Group Inc. (“Markel”) and achieve its intended benefits;

•	manage the cyclical nature of the insurance business, including through any periods of recession, economic downturn or inflation;

•	address unexpected increases in the frequency or severity of claims;

•

comply with the numerous laws and regulations applicable to our business, including state, federal and foreign laws relating to insurance and rate increases, privacy, the internet, and accounting matters; and

•

the risks discussed under the section titled “Risk Factors” in this prospectus supplement, the accompanying prospectus and in other documents we filed or will file from time to time with the SEC, including those that are incorporated by reference herein.

We have based the forward-looking statements contained in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations, prospects, business strategy and financial needs. The list of factors provided above is not exhaustive. Other sections of this prospectus include additional factors that could adversely impact our business and financial performance. Furthermore, new risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should read this prospectus supplement with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

The forward-looking statements made in this prospectus supplement relate only to events as of the date on which such statements are made. We undertake no obligation to update any forward-looking statements after the date of this prospectus supplement or to conform such statements to actual results or revised expectations, except as required by law.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus supplement or accompanying prospectus or incorporated by reference in this prospectus supplement and accompanying prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus supplement, accompanying prospectus and any related free writing prospectus, including the risks of investing in our securities discussed under the section titled “Risk Factors” contained in this prospectus supplement, the accompanying prospectus and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus. You should also carefully read the information incorporated by reference into this prospectus supplement and accompanying prospectus, including our financial statements, and the exhibits to the Registration Statement of which this prospectus supplement and accompanying prospectus are a part.

Company Overview

We are a market leader in providing insurance for collector cars and enthusiast vehicles. Through our insurance business, we act as a Managing General Agent (“MGA”) by underwriting, selling, and servicing collector car and enthusiast vehicle insurance policies. Due to our consistent track record of delivering strong underwriting results, we currently reinsure approximately 80% of the risks written by our MGA subsidiaries through our wholly owned subsidiary, Hagerty Reinsurance Limited (“Hagerty Re”). See “—Recent Developments” below for information on emerging developments related to the Proposed Fronting Arrangement with Markel. We also offer HDC memberships, which are primarily bundled with our insurance policies and give subscribers access to an array of products and services, including emergency roadside assistance, Hagerty Drivers Club Magazine, automotive enthusiast events, our proprietary vehicle valuation tool, and special vehicle-related discounts. As of June 30, 2025, we had more than 900,000 HDC members, reflecting the strength and reach of our community. We also offer a marketplace to complement our insurance and membership offerings where automotive enthusiasts can buy, sell, and finance collector cars and enthusiast vehicles. Through these offerings, our vision is to be the world’s most trusted and preferred brand for automotive enthusiasts to protect, buy, sell, and enjoy their cars.

The backbone of our ecosystem is our fast-growing specialty insurance business. People take excellent care of the things they love, and we take great pride in protecting and preserving their treasured vehicles. For over 40 years, we have consistently grown our insurance business and currently insure 2.7 million collector cars and enthusiast vehicles. We have built a strong reputation for providing excellent customer service through our passionate team of member service center professionals, resulting in a Net Promoter Score of at least 82 in recent years, an insurance policy retention rate approaching 90%, and a typical policy life of approximately nine years.

HDC and our marketplace offerings, as well as our events and media and entertainment platforms, work synergistically with our insurance business to drive retention and loyalty and enable automotive enthusiasts to protect, buy, sell, and enjoy their cars, whether it is on the road, on the track, in the garage, at an event or auction, or through our media content. We believe the combination of these complementary offerings creates an enthusiast-centered ecosystem of products and services, generating multiple points of engagement and monetization, resulting in an attractive recurring revenue business model with relatively low customer acquisition costs that is well-positioned to benefit from increasing scale.

Industry and Market Opportunity

We estimate that there are more than 500 million car enthusiasts worldwide, including approximately 67 million in the United States (“U.S.”). In the U.S., our total addressable market consists of an estimated 11.1 million pre-1981 vehicles and 35.4 million post-1980 vehicles. Our primary focus is on pre-1981 collectible vehicles and the approximately 24.0 million collectible post-1980 vehicles. We have established ourselves as one of the leading providers of insurance for pre-1981 classic vehicles, with an estimated market share of 14.4% in that segment. In comparison, our estimated market share for post-1980 collectible vehicles is 3.1%. Taken together, this represents an overall market share of approximately 6.7% within the U.S. collector car and enthusiast vehicle market.

On this basis, we estimate that the U.S. total addressable market is approximately $19 billion of annual written premium for insurable cars and approximately $14 billion for collectible enthusiast vehicles based on our average vehicle premium of $405 per year. Over the last decade, we have increased our written premium by a compound annual growth rate of 14%, powered primarily by strong growth in the number of our insurance policies in force.

We believe that our strong brand and value proposition focused on our “Guaranteed Value” insurance policies position us well to capture a larger share of this growing market over the coming decade, including through our recent acquisition of Drivers Edge Insurance Company.

In order to fully capitalize on this opportunity, we perform a data-driven member and vehicle analysis to understand vehicle ownership data, demographic data, vehicle usage, and values. Based upon this analysis, we are able to identify key vehicle markets, explore additional opportunities within these markets, and overlay demographic and usage data to enrich our approach and leverage the information to better serve the automotive enthusiast community.

Organizational Structure

Hagerty, Inc. was formed as a Delaware corporation in December 2020 for the purpose of a business combination, which we completed in December 2021 (“Business Combination”), with Aldel Financial Inc., a publicly traded special purpose acquisition company, and The Hagerty Group, LLC (“OpCo”), a Delaware limited liability company through which Hagerty’s legacy and current business operations are primarily conducted. The Business Combination established what is sometimes referred to as an “Up-C” structure, with Hagerty, Inc. as a holding company that principally owns OpCo and acts as the sole managing member of OpCo, operating and conducting Hagerty’s business through its control of OpCo.

In connection with the Business Combination, Hagerty, Inc. entered into an Exchange Agreement (the “Exchange Agreement”) with OpCo, Markel, and HHC (HHC and Markel together, the “Legacy Unit Holders”). Pursuant to the Exchange Agreement, the Legacy Unit Holders have the right from time to time, on the terms and conditions contained in the Exchange Agreement, to surrender paired interests for, at our option, newly issued shares of Hagerty, Inc.’s Class A Common Stock or cash (each, a “Redemption”). Additionally, in the event of a Redemption request from a Legacy Unit Holder, we may, at our option, effect a direct exchange of shares of our Class A Common Stock or cash for OpCo Units in lieu of such a Redemption (such an exchange, together with a Redemption, an “Exchange”). Shares of our Class V Common Stock will be cancelled on a one-for-one basis if we Exchange any OpCo Units pursuant to the terms of the Exchange Agreement. The HHC Exchange will occur prior to the consummation of this offering.

Tax Receivable Agreement

An Exchange, including the HHC Exchange, is expected to produce favorable tax attributes for us. These tax attributes would not be available to us in the absence of the Exchange. We are party to a tax receivable agreement with Markel and HHC (the “TRA”), which generally provides for payment by us to one or more parties to the TRA of 85% of any net savings in U.S. federal, state and local taxes that are measured by our income or profits that we actually realize as a result of (i) certain increases in tax basis that occur as a result of our acquisition (or deemed acquisition for U.S. federal income tax purposes) of all or a portion of OpCo Units of equity pursuant to any exercise of rights under the Exchange Agreement and (ii) imputed interest deemed to be paid by us as a result of, and additional tax basis arising from, any payments we make under the TRA. Hagerty will retain the benefit of any remaining net cash savings. Due to the uncertainty of various factors, we cannot estimate the likely tax benefits we will realize as a result of Exchanges occurring pursuant to the Exchange Agreement and the resulting amounts we are likely to pay out pursuant to the TRA. However, we estimate that such payments may be substantial. See “Risk Factors—Risks Related to Tax”.

Recent Developments

Proposed Fronting Arrangements

Markel Group Inc. is the ultimate parent company of Essentia Insurance Company (“Essentia”), which serves as the dedicated carrier for the specialty collector vehicle insurance policies sold by our U.S. MGA subsidiaries. Essentia is exclusive to our U.S. MGA subsidiaries and only writes insurance policies that they produce.

Under our current arrangement with Markel: (i) we develop insurance products and underwrite, bill, and perform claims services for policies written through Essentia, subject to certain limits and guidelines established by Markel; (ii) we, acting through our MGA subsidiaries, earn commissions and, through Hagerty Re, assume 80% of the underwriting risk; (iii) Markel retains the remaining 20% of the risk, manages regulatory filings, and provides administrative support for Essentia-issued policies; and (iv) Hagerty Re pays a ceding commission to Markel, representing its pro-rata share of Essentia’s policy acquisition and other costs, including the commissions earned by our MGA subsidiaries.

On July 24, 2025, we announced a nonbinding letter of intent with Markel for the Proposed Fronting Arrangement. Under the Proposed Fronting Arrangement: (i) our underwriting (including pricing decisions, rate filing, insurance rating and risk selections) and claims authorities would be expanded to the maximum levels permitted by applicable law; (ii) Hagerty Re would control 100% of the premium and assume 100% of the risk for policies written through Essentia; (iii) we would continue to issue policies through Essentia and would increase our administrative responsibilities; and (iv) Hagerty Re would initially pay a 2% fronting fee to Markel for administrative support, which would incrementally decrease based on the volume of policies issued by Essentia in each calendar year. We expect these changes to result in increased profitability and additional control allowing for enhanced operational efficiencies.

If completed by the parties on the terms summarized above, we anticipate that the Proposed Fronting Arrangement would be accounted for as follows, beginning in the first quarter of 2026: (i) commission revenue earned by our MGA subsidiaries from Markel under the Proposed Fronting Arrangement and related ceding commission expense incurred by Hagerty Re will no longer be recognized in our consolidated financial statements and (ii) certain policy acquisition costs incurred by our MGA subsidiaries will be capitalized and amortized over the terms of the related policies, rather than being expensed as incurred.

As of June 30, 2025, Hagerty Re had equity of $294 million and an unsecured term loan credit facility with State Farm in the aggregate principal amount of $25.0 million. For the trailing twelve-month period ended June 30, 2025, Hagerty Re achieved a return on equity of 20.9%, compared to 25.0% for the year ended December 31, 2024, and 38.0% for the year ended December 31, 2023. We calculate return on equity by dividing net income for the period by the average of the beginning and ending equity balances for the period. We believe that Hagerty Re’s strong capital position and historical profitability provide a solid foundation for the anticipated changes under the Proposed Fronting Arrangement. In particular, we expect that the increased control and operational efficiencies resulting from the Proposed Fronting Arrangement will support Hagerty Re’s continued financial stability and may further enhance these financial metrics.

The Proposed Fronting Arrangement remains subject to the negotiation and execution of definitive binding documentation and the receipt of all required regulatory approvals, and there can be no assurance that the Proposed Fronting Arrangement will be completed on the terms described herein or at all.

Enthusiast+ Product

We recently launched Enthusiast+, a new insurance product tailored for modern enthusiast vehicles that are typically driven more frequently and stored more flexibly than traditional collector cars. This product is designed to broaden our addressable market by offering coverage to a wider range of vehicles and customer profiles.

Enthusiast+ policies are expected to command higher premiums and, given the distinct risk characteristics of the targeted vehicles and customer segments, are anticipated to have higher loss ratios relative to our traditional insurance offerings. The product features differentiated pricing and advanced coverage options, representing a strategic evolution in our risk profile and business model. We expect that Enthusiast+ policies will generate attractive returns for us, widen our funnel of insurable vehicles and aid in our growth.

The initial launch of Enthusiast+ took place in Colorado in the third quarter of 2025. We plan to implement a phased, nationwide rollout over the next three to four years. The product will issue policies from our wholly owned insurance carrier, Drivers Edge. We believe that Enthusiast+ will enable us to better meet the needs of modern vehicle enthusiasts and contribute to the long-term growth and diversification of our insurance portfolio.

Our Corporate Information

With a rich heritage spanning over 40 years, the first Hagerty company was founded in 1984. Hagerty, Inc., a Delaware corporation, was formed in 2020 and became a public company traded on the NYSE in 2021 under the ticker symbol HGTY.

Our principal executive offices are located at 121 Drivers Edge, Traverse City, Michigan 49684, and our telephone number is (800) 922-4050. We maintain a website at Hagerty.com where general information about us is available. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus or the Registration Statement of which it forms a part, and the inclusion of our website address in this prospectus supplement and the accompanying prospectus is an inactive textual reference only.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). An emerging growth company may take advantage of relief from certain reporting requirements and other burdens that are otherwise applicable generally to public companies. In particular, we avail ourselves of the following relief:

•	an exemption from the requirement to obtain an auditor attestation with respect to our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”);

•	reduced disclosure about our executive compensation arrangements in our periodic reports, proxy statements, and registration statements; and

•	exemptions from the requirements to hold non-binding advisory votes on executive compensation or golden parachute arrangements.

In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (ii) December 31, 2026; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; and (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC. We may choose to take advantage of some but not all of these reduced reporting requirements and other burdens that are otherwise applicable generally to public companies.

The Offering

Class A Common Stock offered by the selling stockholders	9,700,000 Shares (or 11,155,000 shares if the underwriters exercise their option to purchase additional shares in full), including shares of Class A Common Stock issued in the HHC Exchange (as described below) on a one-for-one basis for OpCo Units delivered together with an equal number of shares of Class V Common Stock. Any shares of Class V Common Stock so delivered will be cancelled.

For more information, please see “Description of Securities” included in the accompanying prospectus.

Class A Common Stock to be outstanding after this offering	98,960,648 shares (or 100,197,398 shares if the underwriters exercise their option to purchase additional shares in full).

Class V Common Stock to be outstanding after this offering	242,788,906 shares (or 241,552,156 shares if the underwriters exercise their option to purchase additional shares in full).

Shares of Class V Common Stock are paired with a corresponding OpCo Unit. Following this offering, we will own 28.7% of outstanding OpCo Units (or 29.0% of outstanding OpCo Units if the underwriters exercise their option to purchase additional shares in full).

Voting power	Shares of Class V Common Stock have 10 votes per share and shares of Class A Common Stock have one vote per share. HHC and Markel currently hold all of the Class V Common Stock and, because of the 10-to-1 voting ratio, hold a substantial majority of the voting power of our outstanding capital stock. After this offering, (i) holders of Class V Common Stock will continue to control all matters submitted to our stockholders, and (ii) HHC will continue to control more than 50% of the voting power for the election of directors such that we will qualify as a “controlled company” under NYSE listing requirements.

Use of proceeds	We will not receive any proceeds from the sale of the shares of Class A Common Stock by the selling stockholders.

HHC Exchange	The Legacy Unit Holders have the right from time to time, on the terms and conditions contained in the Exchange Agreement, to conduct a Redemption, which we may effect through an Exchange. In this offering, HHC is selling 8,245,000 shares of Class A Common Stock (or 9,481,750 shares if the underwriters exercise their option to purchase additional shares in full) being acquired in the HHC Exchange that will occur prior to the consummation of this offering. See “Selling Stockholders” in this prospectus supplement and “Description of Securities—Authorized and Outstanding Stock—Exchange of Shares” in the accompanying prospectus.

HHC is beneficially owned by members of the Hagerty family, including McKeel Hagerty, our Chief Executive Officer, Tammy Hagerty, Mr. Hagerty’s sister, and the estate of their sister, Kim Hagerty. HHC has advised us that the net proceeds from the sale of its shares in this offering will be used to effect a redemption, for the benefit of the estate of Kim Hagerty, of a corresponding number of its HHC shares.

Risk factors	You should read the section titled “Risk Factors” in this prospectus supplement and in the accompanying prospectus, the other information included elsewhere in this prospectus and the risks discussed under similar headings contained in our reports filed with the SEC and incorporated by reference in this prospectus, for a discussion of some of the risks and uncertainties you should carefully consider before deciding to invest in our Class A Common Stock.

NYSE symbol	“HGTY”

The number of shares of Class A Common Stock outstanding after this offering is based on 90,715,648 shares of Class A Common Stock outstanding as of June 30, 2025, and excludes, in each case as of June 30, 2025:

•	8,719,686 shares of Class A Common Stock issuable upon the vesting and settlement of outstanding restricted stock units and performance-based restricted stock units;

•	25,915,806 shares of our Class A Common Stock reserved for issuance pursuant to future awards under our 2021 Stock Incentive Plan;

•	11,233,354 shares of our Class A Common Stock reserved for issuance pursuant to future awards under our 2021 Employee Stock Purchase Plan;

•	6,785,410 shares of Class A Common Stock issuable upon the conversion of 8,483,561 shares of Series A Convertible Preferred Stock outstanding; and

•	251,033,906 shares of our Class A Common Stock reserved for issuance pursuant to exchanges of paired interests from time to time, including the HHC Exchange.

The number of shares of our Class V Common Stock that will be outstanding after this offering is based on 251,033,906 shares of Class V Common Stock outstanding as of June 30, 2025, as reduced by the 8,245,000 shares of Class V Common Stock (or 9,481,750 shares if the underwriters exercise their option to purchase additional shares in full) to be redeemed through the HHC Exchange.

In addition, unless we specifically state otherwise, all information in this prospectus supplement reflects and assumes:

•	no exercise, conversion or exchange of the outstanding securities described in the preceding two paragraphs;

•	the HHC Exchange of paired interests for the same number of shares of Class A Common Stock, which are being sold in this offering; and

•	no exercise of the underwriters’ option to purchase additional shares of Class A Common Stock.

RISK FACTORS

An investment in our Class A Common Stock involves a high degree of risk. In deciding whether to invest, you should carefully consider the risk factors described below and the risk factors incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on March 4, 2025, our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025, and June 30, 2025, as filed with the SEC on May 7, 2025, and August 4, 2025, respectively, together with all other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including our financial statements and the related notes, as may be updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and in any free writing prospectus that we have authorized for use in connection with this offering. These risks could have a material and adverse impact on our business, results of operations, financial condition and growth prospects, which may cause the trading price of our Class A Common Stock to decline and you could lose all or part of your investment.

Risks Related to This Offering and Ownership of Our Common Stock

The dual class structure of our common stock has the effect of concentrating voting power with two stockholders, which limits your ability to influence the outcome of important transactions, including a change in control.

Our Class V Common Stock has 10 votes per share and our Class A Common Stock has one vote per share. Markel and HHC, who currently hold all of the Class V Common Stock, together hold a substantial majority of the voting power of our outstanding capital stock. Immediately following the consummation of this offering, HHC and Markel, together, will control approximately 96.0% of the voting power (or 95.9% if the underwriters exercise their option to purchase additional shares in full). Because of the 10-to-1 voting ratio between our Class V Common Stock and Class A Common Stock, the holders of our Class V Common Stock collectively control a majority of the combined voting power of our common stock and, therefore, will be able to control all matters submitted to our stockholders until the earlier of (i) December 2036, which is the date that is 15 years from the date of the consummation of the Business Combination, and (ii) the date on which such shares of Class V Common Stock are transferred other than pursuant to a Qualified Transfer (as defined in our Amended and Restated Charter). This concentrated control may limit or preclude your ability to influence the outcome of important corporate matters, including a change in control, for the foreseeable future.

Transfers by holders of Class V Common Stock will generally result in those shares losing their super voting rights, subject to limited exceptions, such as certain transfers effected for estate planning or charitable purposes.

Our three largest stockholders hold significant voting power, have the right to designate directors to our board of directors (our “Board”) and are entitled to preemptive rights with respect to the issuance of new Class A Common Stock, which provides these stockholders with significant power to influence our business and affairs.

Our three largest stockholders are HHC, Markel, and State Farm Mutual Insurance Company (“State Farm”). Prior to the consummation of this offering, HHC controls approximately 67.5% of the voting power of our outstanding capital stock, Markel controls approximately 28.9%, and State Farm controls approximately 2.1%. Immediately following the consummation of this offering, we expect HHC to control approximately 66.2% of the voting power of our outstanding common stock, Markel to control approximately 29.8%, and State Farm to control approximately 2.2% (or 66.0%, 29.9%, and 2.2%, respectively, if the underwriters exercise their option to purchase additional shares in full). Pursuant to the terms of the Investor Rights Agreement, dated as of August 17, 2021, among us, HHC, Markel, and State Farm (the “Investor Rights Agreement”), HHC has the right to designate two directors to our Board, and Markel and State Farm have each designated one director to our Board. Pursuant to the Investor Rights Agreement, each of HHC, Markel, and State Farm has agreed to vote for the election of any director nominated by HHC, Markel, and State Farm in furtherance of the director designation rights described above.

Moreover, under the terms of the Investor Rights Agreement, each of HHC, Markel, and State Farm has a contractual preemptive right. Specifically, for so long as it is entitled to nominate a director, each of HHC, Markel, and State Farm has a preemptive right to purchase up to the amount of any new securities we propose to issue or sell as is necessary to maintain its relative pro rata ownership position (determined on a fully diluted basis at the time of determination), subject to certain conditions. Therefore, while other holders of our stock would risk suffering a reduction in percentage ownership in connection with a new issuance of securities by us, HHC, Markel, and State Farm would, through this preemptive right, have the opportunity to avoid a reduction in percentage ownership.

By virtue of their voting power, Board designation rights, contractual preemptive rights, and other approval rights, HHC, Markel, and State Farm, collectively and separately, have the power to significantly influence our business and affairs and the outcome of matters required to be submitted to stockholders for approval, including the election of our directors, amendments to our charter, mergers, or sales of assets. Their influence over our business and affairs may not be consistent with the interests of some or all of our other stockholders and might negatively affect the market price of our common stock.

Our stock may be diluted by future issuances of additional Class A Common Stock in connection with our incentive plans, conversions of other securities, acquisitions or otherwise, and future sales of such shares could lower our stock price.

We may issue additional shares of Class A Common Stock in several ways. Our Board has broad flexibility to issue shares of our Class A Common Stock and options, rights, warrants and appreciation rights relating to our Class A Common Stock. Our share reserves under our 2021 Stock Incentive Plan and our 2021 Employee Stock Purchase Plan allow us to issue up to 38,317,399 and 11,495,220 shares, respectively, of our Class A Common Stock, of which we had issued awards for 12,401,593 and 261,866 shares, respectively, as of June 30, 2025. In addition, as of June 30, 2025, we had outstanding 251,033,906 paired interests of OpCo Units and corresponding shares of Class V Common Stock (of which 8,245,000 paired interests (or 9,481,750 paired interests if the underwriters exercise their option to purchase additional shares in full) will be exchanged for a corresponding number of shares of Class A Common Stock in the HHC Exchange prior to the consummation of this offering), as well as 6,785,410 shares of Series A Convertible Preferred Stock, which are each, in certain circumstances, exchangeable or convertible for the same number of shares of Class A Common Stock.

The compensation committee of our Board may in the future increase the number of shares to be reserved for future issuance under our equity incentive plans at its discretion. At such time, we may file additional registration statements on Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”) to register shares of common stock or securities convertible into or exchangeable for shares of common stock issued pursuant to our equity incentive plans. Any such Form S-8 registration statements will automatically become effective upon filing. Accordingly, shares registered under such registration statements will be available for sale in the open market.

Any stock that we issue or exchange, other than issuances of Class A Common Stock in exchange for paired interests, would dilute the percentage ownership held by the investors who purchase Class A Common Stock. The market price of shares of our Class A Common Stock could decline as a result of newly issued or exchanged stock, or the perception that we might issue or exchange stock. A decline in the price of our Class A Common Stock might impede our ability to raise capital through the issuance of additional shares of Class A Common Stock or other equity securities.

If there are substantial sales of shares of our Class A Common Stock, the price of our Class A Common Stock could decline.

Sales of a substantial number of shares of our Class A Common Stock could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell their shares, particularly sales by our directors, executive officers, and significant stockholders, could reduce the market price of our Class

A Common Stock. As of June 30, 2025, we had 90,715,648 shares of our Class A Common Stock outstanding. Shares held by directors, executive officers and other affiliates are subject to volume limitations under Rule 144 under the Securities Act and various vesting agreements. Any shares of our Class A Common Stock sold in this offering will be freely tradable without restriction or further registration under the Securities Act, unless such shares are held by our directors, executive officers or another “affiliate” within the meaning of Rule 144.

In connection with this offering, our directors, executive officers, State Farm, Markel and the selling stockholders have each agreed to enter into “lock-up” agreements with the underwriters, pursuant to which they will not be permitted to sell any shares of our Class A Common Stock for 90 days after the date of this prospectus supplement, without the prior consent of Keefe, Bruyette & Woods, Inc. and J.P. Morgan Securities LLC, subject to certain exceptions. Although we have been advised that there is no present intention to do so, Keefe, Bruyette & Woods, Inc. and J.P. Morgan Securities LLC may, in their sole discretion, waive or release all or any portion of these shares from the restrictions in any of the lock-up agreements described above. See “Underwriting.” Possible sales of these shares in the market following the waiver, release or expiration of such agreements could exert significant downward pressure on our stock price. Although we know of no present intent to do so, any of our largest shareholders may choose to sell down their positions after the restricted period. For additional information regarding the lock-up agreements and related exceptions described above, see “Underwriting—Lock-Up Agreements.”

In the future, we may issue our securities in connection with investments or acquisitions. The amount of shares of our Class A Common Stock issued in connection with an investment or acquisition could constitute a material portion of our then outstanding shares of our Class A Common Stock.

We qualify as an “emerging growth company,” and any decision to comply with reduced reporting and disclosure requirements available to emerging growth companies could make our Class A Common Stock less attractive to investors.

We qualify as an “emerging growth company” as defined in the JOBS Act. As such, we are eligible for and intend to take advantage of relief from certain reporting requirements and other burdens that are otherwise applicable generally to public companies. In particular, we avail ourselves of (i) the exemption from the requirement to obtain an auditor attestation with respect to our internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act; (ii) reduced disclosure obligations regarding executive compensation in its periodic reports, proxy statements, and registration statements; and (iii) exemptions from the requirements to hold non-binding advisory votes on executive compensation or golden parachute arrangements. In addition, the JOBS Act also provides that an emerging growth company can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We are availing ourselves of such extended transition period and, therefore, we are not subject to the same new or revised accounting standards as other public companies that are not emerging growth companies or that have opted out of using such extended transition period, which may make comparison of our financial statements with those of other public companies more difficult. Investors may find the Class A Common Stock less attractive because we will rely on these exemptions, which may result in a less active trading market for the Class A Common Stock and its price may become more volatile. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenue of $1.235 billion or more, (ii) December 31, 2026; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years, or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

We expect to continue to qualify as, and to elect to be treated as, a “controlled company” within the meaning of the NYSE listing standards and, as a result, our stockholders may not have certain corporate governance protections that are available to stockholders of companies that are not controlled companies.

So long as more than 50% of our voting power for the election of directors is held by an individual, a group, or another company, we will qualify as a “controlled company” under NYSE listing standards that is not required to have: (i) a majority of “independent directors,” as defined under the listing standards of the NYSE; (ii) a nominating/corporate governance committee composed entirely of independent directors that performs specified functions; and (iii) a compensation committee composed entirely of independent directors that performs specified functions. As of June 30, 2025, HHC controlled approximately 67.5% of the voting power of our outstanding capital stock and, assuming the consummation of this offering (including the HHC Exchange), HHC would control approximately 66.2% of the voting power of our outstanding capital stock (or 66.0% if the underwriters exercise their option to purchase additional shares in full). As a result, we expect to continue to qualify as, and to elect to be treated as, a “controlled company” under NYSE listing standards. Although we currently utilize the relief available to controlled companies only as to the composition of our Nominating and Governance Committee, which consists of three independent directors and one management director, in the future we may choose to rely on this relief to a greater degree. To the extent we rely on the relief available to controlled companies, you will not have the same protections afforded to stockholders of companies that do not qualify for such relief.

HHC may have its interest diluted in the future due to future equity issuances by us, and HHC may decide to sell shares of common stock, which in either case could result in a loss of “controlled company” status under the NYSE listing rules. We would then be required to comply with these independent director and committee NYSE listing requirements, subject to applicable phase-in deadlines.

The dual class structure of our common stock may adversely affect the trading market for our Class A Common Stock.

Certain indices maintain eligibility criteria that restrict companies with multiple classes of shares of common stock from being added to such indices. In addition, several institutional investors and stockholder advisory firms have announced their opposition to the use of multiple class structures. As a result, our dual class structure may prevent the inclusion of our Class A Common Stock in such indices and may cause institutional investors and stockholder advisory firms to view us negatively, publish negative commentary about our corporate governance practices or otherwise seek to cause us to change our capital structure. Exclusion from such indices or negative perceptions of us by institutional investors could result in a less active trading market for our Class A Common Stock, adversely affect the value of our Class A Common Stock, or otherwise adversely affect us.

Because we have no current plans to pay cash dividends on our Class A Common Stock for the foreseeable future, you may not receive any return on investment unless you sell your Class A Common Stock for a price greater than that which you paid for it.

We intend to retain any future earnings for use in the operations or our business and do not intend to declare or pay any cash dividends in the foreseeable future. Any determination to pay dividends on our Class A Common Stock will be at the discretion of our Board, subject to appliable laws, and will depend on general economic conditions and business conditions, our results of operations and financial condition, our available cash and current and anticipated cash needs, our capital requirements, contractual, legal, tax, and regulatory restrictions, and other factors that our Board considers relevant. In addition, our ability to pay dividends is limited by our holding company structure, including our need to obtain distributions from OpCo and to pay taxes, TRA payments and expenses, as well as covenants of our existing and outstanding indebtedness and may be limited by covenants of any future indebtedness we incur. As a result, you may not receive any return on an investment in our Class A Common Stock unless you sell our Class A Common Stock for a price greater than that which you paid for it.

The price of our securities may be volatile or may decline regardless of our operating performance and you could lose all or part of your investment as a result.

The trading price of our Class A Common Stock is likely to be volatile. The stock market has experienced volatility, often unrelated or disproportionate to the operating performance of particular companies. You may not be able to resell your shares at an attractive price due to a number of factors such as those listed elsewhere in this “Risk Factors” section and this prospectus supplement, as well as the following:

•	results of operations that vary from the expectations of securities analysts and investors;

•	results of operations that vary from those of our competitors;

•	public float and trading volume of our securities is low;

•	changes in expectations as to our future financial performance, including financial estimates and investment recommendations by securities analysts and investors;

•	announcements by us or our competitors of significant contracts, acquisitions, joint ventures, other strategic relationships or capital commitments;

•	changes in general economic or market conditions or trends in our industry or markets;

•	changes in business or regulatory conditions, including new laws or regulations or new interpretations of existing laws or regulations applicable to our business;

•	future sales of our common stock or other securities;

•	the public’s response to press releases or other public announcements by us or third parties, including our filings with the SEC;

•	changes in accounting standards, policies, guidelines, interpretations or principles, or changes in our business that result in different accounting treatment or presentation; and

•	the realization of any of the risks described in this prospectus supplement, the accompanying prospectus and in our most recent Annual Report on Form 10-K or subsequent Quarterly Reports on Form 10-Q.

These broad market and industry fluctuations may adversely affect the market price of our Class A Common Stock regardless of our actual operating performance.

In the past, following periods of market volatility, stockholders have instituted securities class action litigation. If we were involved in securities litigation, it could have a substantial cost and divert resources and the attention of executive management from our business regardless of the outcome of such litigation.

Risks Related to Tax

We are a holding company, and our only material asset is our interest in OpCo, and we will therefore be dependent upon distributions made by OpCo to pay taxes, make payments under the TRA and pay other expenses.

We are a holding company with no material assets other than our ownership of OpCo Units and our managing member interest in OpCo. As a result, we will have no independent means of generating revenue or cash flow. Our ability to pay taxes, make payments under the TRA and pay dividends (in the event that any dividends are declared) and other expenses will depend on the financial results and cash flows of OpCo and the distributions we receive from OpCo. Deterioration in the financial condition, earnings or cash flow of OpCo for any reason could limit or impair OpCo’s ability to pay such distributions. Additionally, to the extent that we need funds and OpCo is restricted from making such distributions under applicable law or regulation or under the terms of any financing arrangements, or OpCo is otherwise unable to provide such funds, it could materially adversely affect our liquidity and financial condition.

OpCo is treated as a partnership for U.S. federal income tax purposes and generally will not be subject to any entity-level U.S. federal or state income tax. Instead, the taxable income of OpCo will be allocated to its members, including us. Accordingly, we will be required to pay income taxes on our allocable share of any net taxable income of OpCo.

Under the terms of that Sixth Amended and Restated Limited Liability Company Agreement of OpCo, dated as of December 18, 2023 (the “LLC Agreement”), OpCo is obligated to make tax distributions to its members, including us, calculated at certain assumed tax rates. In addition to tax expenses, we will also incur operational expenses including payment and administrative obligations under the TRA, which could be significant. We intend to cause OpCo to make distributions to its members in amounts sufficient to cover all applicable taxes (calculated at certain assumed tax rates) and payments under the TRA; however, OpCo’s ability to make such distributions may be subject to various limitations and restrictions including, but not limited to, restrictions on distributions in violation of its financing covenants that would have the effect of rendering OpCo insolvent, or pursuant to other applicable law. If our cash resources are insufficient to meet our obligations under the TRA and to fund our obligations, we (i) may be required to incur additional indebtedness to provide the liquidity needed to make such payments, or (ii) may be unable to make payments under the TRA, in which case such payments will be deferred and accrue interest until paid or constitute defaults for non-payment, any of which could materially adversely affect our liquidity and financial condition.

Hagerty is required to pay Legacy Unit Holders and any other party to the TRA for certain tax benefits we may receive and the amounts payable may be substantial.

In connection with the consummation of the Business Combination in 2021, Hagerty entered into a TRA with Legacy Unit Holders. OpCo intends to have in effect an election under Section 754 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) for each taxable year in which TRA exchanges occur, which is expected to result in adjustments to the tax basis of the assets of OpCo as a result of such TRA exchanges. The TRA generally provides for the payment by Hagerty to Legacy Unit Holders of 85% of the cash tax benefits, if any, realized as a result of (i) tax basis adjustments resulting from TRA exchanges in connection with or following the Business Combination, (ii) certain other tax benefits related to entering into the TRA, including tax benefits attributable to making payments under the TRA. We expect that the payments required under the TRA could be substantial. Estimating the amount and timing of realization of tax benefits subject to the TRA is by its nature imprecise.

Payments under the TRA will be based on the tax reporting positions determined, and the U.S. Internal Revenue Service (“IRS”) or another tax authority may challenge all or a part of the existing tax basis, tax basis increases, or other tax attributes subject to the TRA, and a court could sustain such challenge. The parties to the TRA will not reimburse Hagerty for any payments previously made if such tax basis or other tax benefits are subsequently disallowed, except that any excess payments made to a party under the TRA will be netted against future payments otherwise to be made under the TRA, if any, after the determination of such excess. In addition, the TRA provides that if Hagerty (i) breaches any material obligations under the TRA (including making late payments, subject to certain exceptions), (ii) is subject to bankruptcy, insolvency or similar proceedings, or (iii) elects an early termination of the TRA, the obligations under the TRA with respect to all OpCo Units, whether or not such units have been exchanged or redeemed before or after such transaction, would accelerate and become payable in a lump sum, in an amount equal to the present value of the anticipated future tax benefits calculated based on certain assumptions, including that Hagerty would have sufficient taxable income to fully utilize the deductions arising from the tax deductions, tax basis and other tax attributes subject to the TRA.

The TRA also provides that, upon certain changes of control or other significant transactions, at the discretion of HHC and Markel, obligations under the TRA may be accelerated and become payable in a lump sum, calculated as described above. As a result, upon any acceleration of the obligations under the TRA (including a change of control), Hagerty could be required to make payments under the TRA that are greater than 85% of actual cash tax savings, which could negatively impact liquidity. The change of control provisions in the TRA may also result in situations where HHC and Markel have interests that differ from or are in addition to those of our holders of Class A Common Stock.

To the extent we receive tax distributions in excess of our actual tax liabilities and retain such excess cash, HHC and Markel may benefit from such accumulated cash balances if they exercise their exchange rights.

Under the terms of the LLC Agreement, OpCo is obligated to make tax distributions to its members calculated at certain assumed tax rates. Tax distributions will generally be made pro rata based on ownership; however, tax distributions may significantly exceed the actual tax liability for certain members in certain circumstances including, but not limited to, (i) due to differences between tax rates applicable to us and the assumed tax rates used for purposes of such distribution calculation, and (ii) by virtue of requirements under applicable tax rules that OpCo’s net taxable income be allocated disproportionately to certain of its unit holders. If Hagerty retains the excess cash we receive, Markel and HHC could benefit from any value attributable to such accumulated cash balances as a result of their rights under the Exchange Agreement with the Legacy Unit Holders.

If OpCo were to become a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, we and OpCo might be subject to potentially significant tax inefficiencies.

OpCo does not intend to operate such that it would become treated as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. A “publicly traded partnership” is a partnership the interests of which are listed for trading on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. Applicable U.S. Treasury regulations provide for certain safe harbors from treatment as a publicly traded partnership and, although OpCo intends to operate to qualify under such safe harbors, there may be situations where it is unable to do so.

If OpCo were to become a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, we and OpCo might be subject to potentially significant tax inefficiencies, and we would not be able to recover payments previously made by us under the TRA even if the corresponding tax benefits were subsequently determined to have been unavailable due to such status.

Acquisitions of our Class A Common Stock may limit our or our subsidiaries’ ability to use some or all of our or our subsidiaries’ net operating losses and other tax attributes, including any net operating losses attributable to depreciation or amortization of certain OpCo assets following increases in tax basis that occur as a result of our acquisition of all or a portion of OpCo Units pursuant to any exercise of rights under the Exchange Agreement.

Under Sections 382 and 383 of the Code, a corporation that undergoes an “ownership change” may be subject to limitations on its ability to utilize its pre-change net operating loss carryforwards, net capital loss carryforwards, and disallowed interest expense to offset future taxable income. In general, an ownership change occurs if the aggregate stock ownership of certain stockholders (generally 5% stockholders, applying certain look-through and aggregation rules) increases by more than 50% over such stockholders’ lowest percentage ownership during the testing period (generally three years). An ownership change may impact the timing of the availability of, or our or our subsidiaries’ ability to use, these losses. It is possible that acquisitions of our Class A Common Stock have caused or will cause an ownership change or increase the likelihood that we or any of our corporate subsidiaries may undergo an ownership change for purposes of Sections 382 and 383 of the Code in the future. Limitations imposed on our or our subsidiaries’ ability to utilize net operating losses, net capital loss carryforwards and disallowed interest expense could cause U.S. federal income taxes to be paid earlier than such taxes would be paid if such limitations were not in effect and could cause certain of such net operating loss and net capital loss carryforwards to expire unused, in each case reducing or eliminating the benefit of such net operating loss and net capital loss carryforwards.

Risks Related to Our Business

We may be unable to successfully enter into the Proposed Fronting Arrangement with Markel and, if completed, we may be unable to derive the anticipated benefits from the Proposed Fronting Arrangement.

On July 24, 2025, we announced that we entered into a non-binding letter of intent with respect to the Proposed Fronting Arrangement with Markel. Because the letter of intent is non-binding, one or both parties may choose to terminate it prior to entering into any binding agreement. The Proposed Fronting Arrangement remains subject to the negotiation and execution of definitive binding documentation and the receipt of all required regulatory approvals. The Proposed Fronting Arrangement may not be completed on the terms described herein, on the time frame anticipated by the parties, or at all due to a number of factors, including that we and Markel may not agree on commercially acceptable terms, we or Markel may decide to proceed with the alternative counterparties or arrangements, or required regulatory approvals may not be obtained.

Additionally, even if we were able to enter into the Proposed Fronting Arrangement on commercially acceptable terms, the accounting consequences of the arrangement may be different than what we are expecting, the accounting changes may not be readily understood by our investors, and we may not be able to derive the anticipated benefits from the arrangement for any number of reasons, including our or Markel’s inability to implement it effectively, market or industry dynamics, regulatory considerations, or other factors, some of which are beyond our control.

Our estimates of market opportunity and forecasts of market growth are subject to significant uncertainty and may prove to be inaccurate. Even if the market in which we compete achieves the forecasted growth, our business may not grow at a similar rate, or at all, which could adversely affect our business, financial condition, and results of operations.

Our estimates of the total addressable market and projections of market growth, including those presented in this prospectus supplement, involve substantial uncertainty and are based on a number of assumptions and third-party data that may not ultimately prove to be accurate or reliable. These estimates and forecasts are inherently imprecise and depend on a variety of factors, including, but not limited to, the number of owners of collector cars and enthusiast vehicles, the rate at which these owners seek insurance products, and the extent to which they choose our products over those offered by competitors. Not all owners of collector cars or enthusiast vehicles will require or purchase insurance from us, or from any provider, and many may continue to use products offered by our competitors or may not purchase insurance at all.

In addition, our competitors may offer products with features, pricing, or coverage terms that are more attractive to certain customers, and customer preferences may shift over time in ways that we cannot predict. Our market opportunity estimates are not intended to be, and should not be interpreted as, an indication or guarantee of our future revenue, profitability, or market share. The variables and assumptions underlying our market opportunity calculations, such as market penetration rates, average policy values, and customer adoption rates, are subject to change and may not materialize as anticipated.

Furthermore, even if the overall market for insurance products for collector cars and enthusiast vehicles grows as we have projected, there can be no assurance that we will be able to capture a meaningful share of that growth, or that our business will grow at all. Our ability to achieve or sustain growth is subject to numerous risks and uncertainties, including increased competition, changes in customer preferences, regulatory developments, technological changes, and other factors described elsewhere in this prospectus supplement and in the documents we file with the SEC from time to time.

If our market opportunity estimates or growth forecasts prove to be inaccurate, or if we are unable to compete effectively and capture a sufficient share of the market, our business, financial condition, and results of operations could be materially and adversely affected.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our Class A Common Stock by the selling stockholders. The selling stockholders will bear the underwriting discount attributable to their sale of our Class A Common Stock, and we will bear the remaining expenses. For more information about the selling stockholders, see “Underwriting” and “Selling Stockholders.”

DIVIDEND POLICY

We intend to retain any future earnings for use in the operation of our business and do not intend to declare or pay any cash dividends in the foreseeable future. Any determination to pay dividends on our Class A Common Stock will be at the discretion of our Board, subject to applicable laws, and will depend on general economic and business conditions, our results of operations and financial condition, our available cash and current and anticipated cash needs, our capital requirements, contractual, legal, tax and regulatory restrictions, and other factors that our Board considers relevant.

We are a holding company and do not have material assets other than our ownership of OpCo Units, and as a consequence, our ability to declare and pay dividends to holders of our Class A Common Stock is subject to the ability of OpCo to provide distributions to us. If OpCo makes such distributions, OpCo Unit holders will be entitled to receive pro-rata distributions from OpCo. However, because we must pay taxes, make payments under the TRA, and pay our expenses, amounts ultimately distributed as dividends to holders of our Class A Common Stock would be less than the amounts distributed by OpCo to its unit holders on a per share basis. Because our Board may determine to pay or to not pay dividends, holders of our Class A Common Stock may not necessarily receive dividend distributions related to any excess distributions, even if OpCo makes such distributions to us.

In addition, our subsidiary Hagerty Re is prohibited under Bermuda law from declaring or issuing a dividend if it fails to meet its minimum solvency margin or minimum liquidity ratio. Prior approval from the Bermuda Monetary Authority is also required if Hagerty Re’s proposed dividend payments would exceed 25% of its prior year-end total statutory capital and surplus. Moreover, our ability to pay dividends is limited by covenants of our existing and outstanding indebtedness and may be limited by covenants of any future indebtedness we incur.

SELLING STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock by the selling stockholders, the number of shares of our Class A Common Stock the selling stockholders are hereby offering, and information with respect to shares to be beneficially owned by the selling stockholders after consummation of this offering, in each case assuming no exercise of the underwriters’ option to purchase additional shares of Class A Common Stock. The number of shares of common stock outstanding and percentages of beneficial ownership provided in the table below is based on 90,715,648 shares of Class A Common Stock and 251,033,906 shares of Class V Common Stock outstanding as of June 30, 2025. The columns in the table below under the heading titled “Beneficial Ownership After this Offering” reflect the impact of the HHC Exchange of paired interests for shares of our Class A Common Stock prior to the consummation of this offering.

Beneficial ownership has been determined under rules promulgated by the SEC. Under such rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage.

Name of Selling Stockholder	Beneficial Ownership Prior to this Offering					Shares of Class A Common Stock to be Sold in this Offering		Beneficial Ownership After this Offering
	Class A Common Stock(1)		Class V Common Stock		% of Total Voting Power			Class A Common Stock(1)		Class V Common Stock		% of Total Voting Power
	Shares	%	Shares	%				Shares	%	Shares	%
Hagerty Holding Corp.(2)(3)(4)	176,033,906	69.0%	176,033,906	70.1%	67.5%	8,245,000	(5)	167,788,906	62.9%	167,788,906	69.1%	66.2%
Aldel LLC(6)	3,176,662	3.5	—	—	*	1,455,000		1,721,662	1.7	—	—	*

*	Represents less than 1%.
(1)	The presentation of beneficial ownership of Class A Common Stock assumes the conversion of the stockholder’s Class V Common Stock to Class A Common Stock.
(2)

HHC owns 176,033,906 shares of Class V Common Stock and an equal number of corresponding OpCo Units. Each such paired interest is exchangeable for one share of Class A Common Stock pursuant to the Exchange Agreement. HHC is owned by members of the Hagerty family and related trusts, including McKeel Hagerty, our Chief Executive Officer, Tammy Hagerty, Mr. Hagerty’s sister, and the Kim Hagerty Revocable Trust, a living trust created by their deceased sister, Kim Hagerty. The shareholders of HHC have the power to direct the disposition and voting of the shares of Class V Common Stock held by HHC. Mr. Hagerty, Tammy Hagerty and Mia Hagerty, as the Voting Trustee for the Kim Hagerty Revocable Trust, have voting power on matters submitted to the shareholders of HHC, and except in limited circumstances, decisions will be made by the holders of a majority of the voting power. In addition, during each annual period commencing on the third anniversary of the closing of the Business Combination (the “BC Closing”), any of Mr. Hagerty, Tammy Hagerty, or the Kim Hagerty Revocable Trust may require HHC to exchange Class V Common Stock and OpCo Units for Class A Common Stock in an amount up to 2% of the fully-diluted outstanding shares of Class A Common Stock then outstanding, and to use the net proceeds of such exchange to redeem a corresponding portion of shares of HHC; provided, that, in no event shall HHC be required to exchange such interests if, prior to the 15th anniversary of the BC Closing, as a result of the exchange, HHC would cease to hold at least 55% of the voting power of Hagerty.

(3)

We are party to the Investor Rights Agreement with HHC, Markel, and State Farm, pursuant to which, among other things: (i) HHC has the right to nominate (a) two directors to our Board for so long as HHC and its permitted transferees hold 50% of our common stock that it owned as of the BC Closing, and (b) one director to our Board for so long as HHC and its permitted transferees hold 25% of our common stock that it owned as of the BC Closing; (ii) Markel has the right to nominate one director to our Board for so long as Markel and its permitted transferees hold 50% of our common stock that it owned as of the BC Closing; and (iii) State Farm has the right to nominate one director to our Board for so long as State Farm and its permitted transferees hold 50% of our common stock that it owned as of the BC Closing. Each of HHC, Markel, and State Farm has agreed to vote its shares of our common stock in support of the director nominees submitted pursuant to the Investor Rights Agreement and against certain other actions that are contrary to the rights in the Investor Rights Agreement. By virtue of the voting agreement under the Investor Rights Agreement, each of HHC, Markel, and State Farm may be deemed to be a member of a “group” for purposes of Section 13(d) of the Exchange Act. Each of HHC, Markel, and State Farm has expressly disclaimed beneficial ownership of any of our shares of Class A Common Stock or other securities held by the other parties that are subject to the voting agreement under the Investor Rights Agreement.

(4)

HHC has advised us that the net proceeds from the sale of its shares in this offering will be used to effect a redemption, for the benefit of the estate of Kim Hagerty, of a corresponding number of its HHC shares.

(5)

Prior to the consummation of this offering, we will issue 8,245,000 shares of Class A Common Stock (or 9,481,750 shares if the underwriters exercise their option to purchase additional shares in full) to HHC in exchange for an equivalent number of outstanding OpCo Units and shares of Class V Common Stock, which shares of Class A Common Stock will be sold by HHC in this offering.

(6)

Consists solely of shares of Class A Common Stock held directly by Aldel LLC and does not include 53,474 shares of Class A Common Stock held directly by Rob Kauffman. Rob Kauffman is the managing member of Aldel LLC and has voting and investment power over the shares of Class A Common Stock held by Aldel LLC.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a summary of the material U.S. federal income tax consequences to non-U.S. holders (as defined below) of the ownership and disposition of our Class A Common Stock issued pursuant to this offering. This discussion is not a complete analysis of all potential U.S federal income tax consequences relating thereto, does not address the potential application of the Medicare contribution tax on net investment income or the alternative minimum tax, and does not address any estate or gift tax consequences (other than those specifically set forth below) or any tax consequences arising under any state, local or foreign tax laws, or any other U.S. federal tax laws. This discussion is based on the Code, Treasury Regulations promulgated thereunder, judicial decisions and published rulings and administrative pronouncements of the IRS, all as in effect on the date of this prospectus supplement. These authorities are subject to differing interpretations and may change, possibly retroactively, resulting in U.S. federal income tax consequences different from those discussed below. We have not requested a ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This discussion is limited to non-U.S. holders who purchase our Class A Common Stock pursuant to this offering and who hold our Class A Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all of the U.S. federal income tax consequences that may be relevant to an individual holder in light of such holder’s particular circumstances. This discussion also does not consider any specific facts or circumstances that may be relevant to non-U.S. holders subject to special rules under the U.S. federal income tax laws, including:

•	certain former citizens or long-term residents of the United States;

•	partnerships or other pass-through entities (and investors therein);

•	“controlled foreign corporations”;

•	“foreign-controlled foreign corporations” under Section 951B of the Code;

•	“passive foreign investment companies”;

•	corporations that accumulate earnings to avoid U.S. federal income tax;

•	banks, financial institutions, investment funds, insurance companies, brokers, dealers or traders in securities;

•	tax-exempt organizations and governmental organizations;

•	tax-qualified retirement plans;

•	persons subject to special tax accounting rules under Section 451(b) of the Code;

•	persons that own or have owned, actually or constructively, more than 5% of our Class A Common Stock;

•	persons who have elected to mark securities to market; and

•	persons holding our Class A Common Stock as part of a hedging or conversion transaction or straddle, or a constructive sale, or other risk reduction strategy or integrated investment.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds our Class A Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships holding our Class A Common Stock and the partners in such partnerships are urged to consult their tax advisors about the particular U.S. federal income tax consequences to them of holding and disposing of our Class A Common Stock.

PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING AND DISPOSING OF OUR CLASS A COMMON STOCK, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL OR FOREIGN TAX LAWS AND ANY OTHER U.S. FEDERAL TAX LAWS.

Definition of Non-U.S. Holder

For purposes of this discussion, a non-U.S. holder is any beneficial owner of our Class A Common Stock that is not a “U.S. person” (as defined below) or a partnership (including any entity or arrangement treated as a partnership) or other pass-through entity for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•

a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust (i) whose administration is subject to the primary supervision of a U.S. court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

If you are an individual non-U.S. citizen, you may, in some cases, be deemed to be a resident alien (as opposed to a nonresident alien) by virtue of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year. Generally, for this purpose, all the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year, are counted.

Resident aliens are generally subject to U.S. federal income tax as if they were U.S. citizens. Individuals who are uncertain of their status as resident or nonresident aliens for U.S. federal income tax purposes are urged to consult their tax advisors regarding the U.S. federal income tax consequences of the ownership or disposition of our Class A Common Stock.

Distributions on Our Class A Common Stock

If we distribute cash or other property on our Class A Common Stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts distributed in excess of our current and accumulated earnings and profits will constitute a return of capital and will first be applied against and reduce a non-U.S. holder’s tax basis in our Class A Common Stock, but not below zero. Any distribution in excess of a non-U.S. holder’s tax basis will be treated as gain realized on the sale or other disposition of our Class A Common Stock and will be treated as described in the “Gain On Disposition of Our Class A Common Stock” section below.

Subject to the discussion below regarding effectively connected income, backup withholding and FATCA (as defined below), dividends paid to a non-U.S. holder of our Class A Common Stock generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends or such lower rate specified by an applicable income tax treaty. To receive the benefit of a reduced treaty rate, a non-U.S. holder must furnish the applicable withholding agent with a valid IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable form) certifying such non-U.S. holder’s qualification for the reduced rate. This certification must be provided to the applicable withholding agent before the payment of dividends and must be updated periodically. If the non-U.S.

holder holds our Class A Common Stock through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, which then will be required to provide certification to the applicable withholding agent, either directly or through other intermediaries.

If a non-U.S. holder holds our Class A Common Stock in connection with the conduct of a trade or business in the United States, and dividends paid on our Class A Common Stock are effectively connected with such holder’s U.S. trade or business (and are attributable to such holder’s permanent establishment or fixed base in the United States if required by an applicable tax treaty), the non-U.S. holder will generally be exempt from U.S. federal withholding tax, provided that the non-U.S. holder furnishes a valid IRS Form W-8ECI (or applicable successor form) to the applicable withholding agent.

However, any such effectively connected dividends paid on our Class A Common Stock generally will be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates in the same manner as if such holder were a resident of the United States. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items.

Non-U.S. holders that do not provide the required certification on a timely basis, but that qualify for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Gain on Disposition of Our Class A Common Stock

Subject to the discussion below regarding backup withholding and FATCA, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized on the sale or other disposition of our Class A Common Stock, unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and, if required by an applicable income tax treaty, is attributable to a permanent establishment, office or fixed place of business, fixed base, or dependent agent maintained or employed by the non-U.S. holder in the United States; or

•	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition, and certain other requirements are met.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates in the same manner as if such non-U.S. holder were a resident of the United States. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a flat 30% rate (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of our Class A Common Stock, which may be offset by certain U.S.-source capital losses (even though the individual is not considered a resident of the United States), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

U.S. Federal Estate Tax

The estates of nonresident alien individuals generally are subject to U.S. federal estate tax on property with a U.S. situs. Because we are a U.S. corporation, our Class A Common Stock will be U.S. situs property and, therefore, will be included in the taxable estate of a nonresident alien decedent, unless an applicable estate tax treaty between the United States and the decedent’s country of residence provides otherwise. The terms “resident” and “nonresident” are defined differently for U.S. federal estate tax purposes than for U.S. federal income tax purposes. Investors are urged to consult their tax advisors regarding the U.S. federal estate tax consequences of the ownership or disposition of our Class A Common Stock.

Information Reporting and Backup Withholding

Annual reports are required to be filed with the IRS and provided to each non-U.S. holder indicating the amount of dividends on our Class A Common Stock paid to such holder and the amount of any tax withheld with respect to those dividends. These information reporting requirements apply even if no withholding was required because the dividends were effectively connected with the holder’s conduct of a U.S. trade or business, or withholding was reduced or eliminated by an applicable income tax treaty. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established.

Backup withholding, currently at a 24% rate, generally will not apply to payments to a non-U.S. holder of dividends on or the gross proceeds of a disposition of, our Class A Common Stock provided the non-U.S. holder furnishes the required certification for its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, or certain other requirements are met. Backup withholding may apply if the payor has actual knowledge, or reason to know, that the holder is a U.S. person who is not an exempt recipient.

Backup withholding is not an additional tax. If any amount is withheld under the backup withholding rules, the non-U.S. holder should consult with a U.S. tax advisor regarding the possibility of and procedure for obtaining a refund or a credit against the non-U.S. holder’s U.S. federal income tax liability, if any.

Withholding on Foreign Entities

The Foreign Account Tax Compliance Act (“FATCA”), as reflected in Sections 1471 through 1474 of the Code, imposes a U.S. federal withholding tax of 30% on certain payments, including dividends paid in respect of our Class A Common Stock and the gross proceeds of disposition on our Class A Common Stock, made to a “foreign financial institution” (as specially defined under these rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding certain U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or an exemption applies. FATCA also generally will impose a U.S. federal withholding tax of 30% on certain payments, including dividends paid in respect of our Class A Common Stock and the gross proceeds of disposition on our Class A Common Stock, made to a non-financial foreign entity unless such entity provides the withholding agent a certification identifying certain direct and indirect U.S. owners of the entity or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. FATCA currently applies to dividends paid on our Class A Common Stock. Proposed Treasury Regulations, which may be relied upon until final Treasury Regulations are finalized, currently eliminate FATCA withholding on payments of gross proceeds from sales or other dispositions of our Class A Common Stock.

Prospective investors are encouraged to consult with their tax advisors regarding the possible implications of FATCA on their investment in our Class A Common Stock.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR CLASS A COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAW, AS WELL AS TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL, NON-U.S. OR U.S. FEDERAL NON-INCOME TAX LAWS SUCH AS ESTATE AND GIFT TAX.

UNDERWRITING

The selling stockholders are offering the shares of Class A Common Stock described in this prospectus through a number of underwriters. Keefe, Bruyette & Woods, Inc. and J.P. Morgan Securities LLC are acting as representatives of the underwriters. We and the selling stockholders have entered into an underwriting agreement with the underwriters. Subject to the terms of the underwriting agreement, the selling stockholders have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discount set forth on the cover page of this prospectus, the number of shares of Class A Common Stock listed next to such underwriter’s name in the following table:

Name	Number of Shares
Keefe, Bruyette & Woods, Inc.	3,395,000
J.P. Morgan Securities LLC	3,395,000
BMO Capital Markets Corp.	873,000
Citizens JMP Securities, LLC	873,000
Wells Fargo Securities, LLC	873,000
Oppenheimer & Co. Inc.	291,000

Total	9,700,000

The underwriters are committed to purchase all shares of our Class A Common Stock offered by the selling stockholders if they purchase any shares. The underwriting agreement provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

The underwriters propose to offer the shares of our Class A Common Stock directly to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $0.2522 per share. After the offering of the shares to the public, if all of the shares of our Class A Common Stock are not sold at the public offering price, the underwriters may change the offering price and the other selling terms. Sales of any shares made outside of the United States may be made by affiliates of the underwriters.

Discount and Expenses

The underwriting fee is equal to the offering price per share of our Class A Common Stock less the amount paid by the underwriters to the selling stockholders per share of our Class A Common Stock. The underwriting fee is $0.4203 per share. The following table shows the per share and total underwriting discount to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	Without option to purchase additional shares exercise	With full option to purchase additional shares exercise
Per Share	$0.4203	$0.4203

Total	$4,076,910.00	$4,688,446.50

We estimate that the total expenses of this offering payable by us, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discount, will be approximately $825,000. We have agreed to reimburse the underwriters for certain expenses of up to $25,000.

The prospectus supplement and the accompanying prospectus may be made available in electronic format on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

Option to Purchase Additional Shares

The underwriters have an option to buy up to 1,455,000 additional shares of our Class A Common Stock from the selling stockholders in this offering to cover sales of shares by the underwriters which exceed the number of shares specified in the table above. The underwriters have 30 days from the date of this prospectus to exercise this option to purchase additional shares. If any shares are purchased with this option to purchase additional shares, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of our Class A Common Stock are purchased in this offering, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

Lock-Up Agreements

We, and all of our directors and executive officers, the selling stockholders, Markel and State Farm (such persons, the “Lock-Up Parties”), have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each Lock-Up Party, with certain exceptions, has agreed that, for a period of 90 days after the date of this prospectus supplement, they will not, without the prior written consent of the representatives on behalf of the underwriters, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of our capital stock or any securities convertible into or exercisable or exchangeable for our capital stock (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the such securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of such securities, in cash or otherwise, (3) make any demand for, or exercise any right with respect to, the registration of any such securities, or (4) publicly disclose the intention to do any of the foregoing.

The restrictions described in the immediately preceding paragraph do not apply to:

•

transfers of securities: (i) as bona fide gifts, or for bona fide estate planning purposes, (ii) by will or intestacy, (iii) to any trust for the direct or indirect benefit of the Lock-Up Party or any immediate family member, (iv) to a corporation, partnership, limited liability company or other entity of which the Lock-Up Party and its immediate family members are the legal and beneficial owner of all of the outstanding equity securities or similar interests, (v) by operation of law, (vi) to us from an employee upon death, disability or termination of employment of such employee, (vii) as part of a sale of such securities acquired in open market transactions after the completion of this offering, among other transactions, or (viii) to us in connection with the vesting, settlement or exercise of restricted stock units, options, warrants or other rights to purchase shares of our Class A Common Stock, in each case provided that the party acquiring the securities agrees to the same restrictions and subject to certain notice requirements and publicity limitations,.

•

the exercise of outstanding options, settlement of restricted stock units or other equity awards, or the exercise of warrants described in this prospectus, provided that the securities received upon such exercise or settlement would be subject to these restrictions;

•

the conversion or exchange of outstanding Class V Common Stock, preferred stock, warrants or other securities ultimately convertible into or exchangeable for shares of Class A Common Stock, provided that any Class A Common Stock received upon such conversion or exchange would be subject to these restrictions; and

•

the establishment by the Lock-Up Parties of trading plans under Rule 10b5-1 under the Exchange Act, provided that such plan does not provide for the transfer of securities during the 90-day restricted period; and

•	the sale of our Class A Common Stock pursuant to the terms of the underwriting agreement.

Additionally, Aldel has negotiated a specific carveout in its lock-up agreement with the underwriters, pursuant to which the restrictions set forth in the lock-up agreement will not apply to transactions effected under Aldel’s existing trading plan that was established in accordance with Rule 10b5-1 under the Exchange Act. As a result, following the offering, Aldel will be permitted to conduct sales or other dispositions of our securities in accordance with the terms of such Rule 10b5-1 trading plan, notwithstanding the general prohibitions on transfers and sales contained in the lock-up agreement.

Indemnification

We and the selling stockholders have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of Class A Common Stock in the open market for the purpose of preventing or retarding a decline in the market price of the Class A Common Stock while this offering is in progress. These stabilizing transactions may include making short sales of Class A Common Stock, which involves the sale by the underwriters of a greater number of shares of Class A Common Stock than they are required to purchase in this offering, and purchasing shares of Class A Common Stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Class A Common Stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the Class A Common Stock, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase Class A Common Stock in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.

These activities may have the effect of raising or maintaining the market price of the Class A Common Stock or preventing or retarding a decline in the market price of the Class A Common Stock, and, as a result, the price of the Class A Common Stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the NYSE, in the over-the-counter market or otherwise.

Other Relationships

The underwriters and certain of their affiliates are financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. OpCo has a credit agreement with JPMorgan Chase Bank, N.A., as administrative agent, issuing bank and swingline lender, and the other financial institutions party thereto as lenders for (i) a senior unsecured revolving credit facility with an aggregate borrowing capacity of $375.0 million, the issuance of letters of credit with a $175.0 million sublimit, borrowings in foreign currencies of up to a $100.0 million sublimit, and an uncommitted accordion feature of $75.0 million, plus an unlimited amount so long as OpCo’s net leverage ratio is less than 3.25, and (ii) a prior revolving credit facility with an aggregate borrowing capacity of $305.0 million, the issuance of letters of credit of up to $25.0 million and borrowings in the British Pound and Euro of up to $40.0 million in the aggregate. JPMorgan Chase Bank, N.A. is an affiliate of J.P. Morgan Securities LLC, an underwriter in this offering. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

Selling Restrictions

Other than in the United States, no action has been taken by us, the selling stockholders or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons outside of the United States who come into possession of this prospectus supplement must inform themselves about and observe any restrictions relating to the offering of the shares of our Class A Common Stock and the distribution of this prospectus supplement outside of the United States. The selling stockholders and the underwriters are offering to sell, and seeking offers to buy, shares of our Class A Common Stock only under circumstances and in jurisdictions where it is lawful to do so. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

•	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

•	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or

•	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and the Company that it is a

“qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any shares being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to Prospective Investors in the United Kingdom

No shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority, except that the shares may be offered to the public in the United Kingdom at any time:

•	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

•

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

•	in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (the “FSMA”),

provided that no such offer of the shares shall require us or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at, persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares in the United Kingdom within the meaning of the FSMA. Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as the basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

Notice to Prospective Investors in Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration

Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Switzerland

This prospectus supplement does not constitute an offer to the public or a solicitation to purchase or invest in any shares. No shares have been offered or will be offered to the public in Switzerland, except that offers of shares may be made to the public in Switzerland at any time under the following exemptions under the Swiss Financial Services Act (“FinSA”):

•	to any person which is a professional client as defined under the FinSA;

•	to fewer than 500 persons (other than professional clients as defined under the FinSA), subject to obtaining the prior consent of the underwriter for any such offer; or

•	in any other circumstances falling within Article 36 FinSA in connection with Article 44 of the Swiss Financial Services Ordinance,

provided that no such offer of shares shall require us or any investment bank to publish a prospectus pursuant to Article 35 FinSA.

The shares have not been and will not be listed or admitted to trading on a trading venue in Switzerland.

Neither this document nor any other offering or marketing material relating to the shares constitutes a prospectus as such term is understood pursuant to the FinSA, and neither this document nor any other offering or marketing material relating to the shares may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in the Dubai International Financial Centre (the “DIFC”)

This prospectus supplement relates to an Exempt Offer in accordance with the Markets Law, DIFC Law No.1 of 2012, as amended. This document is intended for distribution only to persons of a type specified in the Markets Law, DIFC Law No. 1 of 2012, as amended. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority (the “DFSA”) has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this document nor taken steps to verify the information set forth herein and has no responsibility for this document. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this document you should consult an authorized financial advisor.

In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to Prospective Investors in the United Arab Emirates

The shares have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the DIFC) other than in compliance with the laws of the United Arab Emirates (and the DIFC) governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the DIFC) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, Financial Services Regulatory Authority or DFSA.

Notice to Prospective Investors in Australia

This prospectus supplement:

•	does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);

•

has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

•

may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act (“Exempt Investors”).

The shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares, you represent and warrant to us that you are an Exempt Investor.

As any offer of shares under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the shares you undertake to us that you will not, for a period of 12 months from the date of issue of the shares, offer, transfer, assign or otherwise alienate those shares to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Notice to Prospective Investors in Japan

The shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the shares nor any interest therein may be offered or sold, directly or indirectly, in Japan, or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong (the “SFO”)) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong (the “CO”)) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the shares were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and neither this prospectus supplement nor any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, has been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than:

•

to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA,

•

to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or

•	otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

•	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(c)(ii) of the SFA;

•	where no consideration is or will be given for the transfer;

•	where the transfer is by operation of law;

•	as specified in Section 276(7) of the SFA; or

•	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

In connection with Section 309B of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore (the “CMP Regulations 2018”), unless otherwise specified before an offer of shares, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Bermuda

Shares may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 of Bermuda which regulates the sale of securities in Bermuda. Additionally, non-Bermudian persons (including companies) may not carry on or engage in any trade or business in Bermuda unless such persons are permitted to do so under applicable Bermuda legislation.

Notice to Prospective Investors in Saudi Arabia

This document may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Rules on the Offer of Securities Regulations as issued by the board of the Saudi Arabian Capital Market Authority (the “CMA”), pursuant to resolution number 2-11-2004 dated 4 October 2004 as amended by resolution number 3-123-2017 dated December 2017, as amended. The CMA does not make any representation as to the accuracy or completeness of this document and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this document, you should consult an authorized financial adviser.

Notice to Prospective Investors in the British Virgin Islands

The shares are not being, and may not be offered to the public or to any person in the British Virgin Islands for purchase or subscription by or on behalf of the Company. The shares may be offered to companies incorporated under the BVI Business Companies Act, 2004 (British Virgin Islands) (the “BVI Companies”), but only where the offer will be made to, and received by, the relevant BVI Company entirely outside of the British Virgin Islands.

Notice to Prospective Investors in China

This prospectus supplement will not be circulated or distributed in the PRC and the shares will not be offered or sold, and will not be offered or sold to any person for re-offering or resale directly or indirectly to any residents of the PRC (for such purposes, not including the Hong Kong and Macau Special Administrative Regions or Taiwan) except pursuant to any applicable laws and regulations of the PRC. Neither this prospectus supplement nor any advertisement or other offering material may be distributed or published in the PRC, except under circumstances that will result in compliance with applicable laws and regulations.

Notice to Prospective Investors in Korea

The shares have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the “FSCMA”), and the shares have been and will be offered in Korea as a private placement under the FSCMA. None of the shares may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the “FETL”). The shares have not been listed on any of the securities exchanges in the world including, without limitation, the Korea Exchange in Korea. Furthermore, the purchaser of the shares shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the shares. By the purchase of the shares, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the shares pursuant to the applicable laws and regulations of Korea.

Notice to Prospective Investors in Malaysia

No prospectus or other offering material or document in connection with the offer and sale of the shares has been or will be registered with the Securities Commission of Malaysia (the “Commission”), for the Commission’s approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission; (ii) a holder of a Capital Markets Services License; (iii) a person who acquires the shares, as principal, if the offer is on terms that the shares may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the Commission; provided that, in each of the preceding categories (i) to (xi), the distribution of the shares is made by a holder of a Capital Markets Services License who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus supplement is subject to Malaysian laws. This prospectus supplement does not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.

Notice to Prospective Investors in Taiwan

The shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the shares in Taiwan.

Notice to Prospective Investors in South Africa

Due to restrictions under the securities laws of South Africa, no “offer to the public” (as such term is defined in the South African Companies Act, No. 71 of 2008 (as amended or re-enacted), (the “South African Companies Act”)) is being made in connection with the issue of the shares in South Africa. Accordingly, this document does not, nor is it intended to, constitute a “registered prospectus” (as that term is defined in the South African Companies Act) prepared and registered under the South African Companies Act and has not been approved by, and/or filed with, the South African Companies and Intellectual Property Commission or any other regulatory authority in South Africa. The shares are not offered, and the offer shall not be transferred, sold, renounced or delivered, in South Africa or to a person with an address in South Africa, unless one or other of the following exemptions stipulated in section 96 (1) applies:

Section 96 (1)(a) the offer, transfer, sale, renunciation or delivery is to:

•	persons whose ordinary business, or part of whose ordinary business, is to deal in securities, as principal or agent;

•	the South African Public Investment Corporation;

•	persons or entities regulated by the Reserve Bank of South Africa;

•	authorized financial service providers under South African law;

•	financial institutions recognized as such under South African law;

•

a wholly-owned subsidiary of any person or entity contemplated in (c), (d) or (e), acting as agent in the capacity of an authorized portfolio manager for a pension fund, or as manager for a collective investment scheme (in each case duly registered as such under South African law); or

•	any combination of the person in (i) to (vi); or

Section 96 (1)(b) the total contemplated acquisition cost of the securities, for any single addressee acting as principal is equal to or greater than ZAR1,000,000 or such higher amount as may be promulgated by notice in the Government Gazette of South Africa pursuant to section 96(2)(a) of the South African Companies Act.

Information made available in this prospectus supplement should not be considered as “advice” as defined in the South African Financial Advisory and Intermediary Services Act, 2002.

Notice to Prospective Investors in New Zealand

The shares of Class A Common Stock offered hereby have not been offered or sold, and will not be offered or sold, directly or indirectly in New Zealand and no offering materials or advertisements have been or will be distributed in relation to any offer of shares in New Zealand, in each case other than:

•	to persons whose principal business is the investment of money or who, in the course of and for the purposes of their business, habitually invest money;

•	to persons who in all the circumstances can properly be regarded as having been selected otherwise than as members of the public;

•

to persons who are each required to pay a minimum subscription price of at least NZ$500 thousand for the shares before the allotment of those shares (disregarding any amounts payable, or paid, out of money lent by the issuer or any associated person of the issuer); or

•

in other circumstances where there is no contravention of the Securities Act 1978 of New Zealand (or any statutory modification or reenactment of, or statutory substitution for, the Securities Act 1978 of New Zealand).

LEGAL MATTERS

DLA Piper LLP (US), Phoenix, Arizona, will pass upon the validity of the shares of our Class A Common Stock being offered by this prospectus supplement. Skadden, Arps, Slate, Meagher  & Flom LLP, New York, New York is acting as counsel to the underwriters.

EXPERTS

The financial statements of Hagerty, Inc. as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC the Registration Statement with respect to the shares of our Class A Common Stock being offered by this prospectus supplement and the accompanying prospectus, each of which form a part of the Registration Statement. This prospectus supplement does not contain all of the information set forth in the Registration Statement. For further information with respect to us and the shares of our Class A Common Stock, reference is made to the Registration Statement and its exhibits. Statements contained in this prospectus supplement as to the contents of any contract or other document are not necessarily complete. We are required to file with or furnish to the SEC annual, quarterly and current reports, proxy statements, and other information. Such materials may be accessed electronically by means of the SEC’s website at www.sec.gov.

We also maintain a website at Hagerty.com where you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information on or that can be accessed through our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus supplement and the accompanying prospectus contain important information that you should read about us. The information is deemed to be part of this prospectus supplement and the accompanying prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information.

The following documents are incorporated by reference into this prospectus supplement and the accompanying prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 4, 2025;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Scheule 14A, filed with the SEC on April 24, 2025;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025 and June 30, 2025, as filed with the SEC on May 7, 2025 and August 4, 2025;

•

our Current Reports on Form 8-K filed with the SEC on  March 10, 2025, April 16, 2025, June  6, 2025, and July 24, 2025 (in each case excluding any information furnished pursuant to Item 2.02 or Item 7.01 and related exhibits under Item 9.01); and

•

the description of our common stock contained in the Registration Statement on Form 8-A, filed by us with the SEC under Section 12(b) of the Exchange Act, on March 18, 2021, including any amendments or reports filed for the purpose of updating such description.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to: Hagerty, Inc., Attn: Investor Relations, 121 Drivers Edge, Traverse City, Michigan 49684. Our telephone number is (800) 922-4050.

PROSPECTUS

Up to 251,033,906 Shares of Class A Common Stock Issuable Upon Exchange of Class V Common Stock and OpCo Units

Up to 20,005,550 Shares of Class A Common Stock Issuable Upon Exercise of Warrants

Up to 339,121,956 Shares of Class A Common Stock Offered by the Selling Securityholders

Up to 12,669,300 PIPE Warrants Offered by the Selling Securityholders

Up to 1,300,000 OTM Warrants Offered by the Selling Securityholders

Up to 257,500 Private Placement Warrants Offered by the Selling Securityholders

Up to 28,750 Underwriter Warrants Offered by the Selling Securityholders

This prospectus relates to (i) the issuance by us and resale by certain selling securityholders named herein (the “Selling Securityholders”) of up to 251,033,906 shares of our Class A common stock, par value $0.0001 per share (“Class A Common Stock”) issuable upon exchange of our shares of Class V common stock, par value $0.0001 per share (“Class V Common Stock”), and units in The Hagerty Group, LLC (“OpCo Units”), (ii) the issuance by us of up to 5,750,000 shares of Class A Common Stock upon exercise of the warrants issued to the public as part of the units in Aldel Financial, Inc.’s (“Aldel”) initial public offering (the “Public Warrants”), (iii) the issuance by us and resale by certain Selling Securityholders of up to (A) 12,669,300 shares of Class A Common Stock upon exercise of the warrants (the “PIPE Warrants”) that were issued to certain qualified institutional buyers and accredited investors pursuant to subscription agreements dated as of August 17, 2021, (B) 1,300,000 shares of Class A Common Stock upon exercise of the warrants (the “OTM Warrants”) originally issued to Aldel Investors LLC and FG SPAC Partners LP in a private placement in connection with Aldel’s initial public offering, (C) 257,500 shares of Class A Common Stock upon exercise of the warrants (the “Private Placement Warrants”) originally issued in a private placement in connection with Aldel’s initial public offering, and (D) 28,750 shares of Class A Common Stock upon exercise of the warrants (the “Underwriter Warrants”, and, together with the Public Warrants, the PIPE Warrants, the OTM Warrants and the Private Placement Warrants, the “Warrants”), originally issued to ThinkEquity LLC in connection with Aldel’s initial public offering, (iv) the resale by certain Selling Securityholders of up to 73,832,500 shares of Class A Common Stock, and (v) the resale by certain Selling Securityholders of up to 12,669,300 PIPE Warrants, 1,300,000 OTM Warrants, 257,500 Private Placement Warrants, and 28,750 Underwriter Warrants.

We are registering the securities for resale pursuant to the Selling Securityholders’ registration rights under certain agreements between us and the Selling Securityholders. Our registration of the securities covered by this prospectus does not mean that the Selling Securityholders will offer or sell any of the shares of Class A Common Stock or Warrants. The Selling Securityholders may offer, sell or distribute all or a portion of their shares of Class A Common Stock or Warrants publicly or through private transactions at prevailing market prices or at negotiated prices. We provide more information about how the Selling Securityholders may sell shares of Class A Common Stock or Warrants in the section entitled “Plan of Distribution.”

We will pay all fees and expenses in connection with the registration of the securities pursuant to this prospectus and we will not receive any proceeds from the sale of the shares of Class A Common Stock or Warrants by the Selling Securityholders. We will receive the proceeds from any exercise of any Warrants for cash or the sale of previously unregistered shares.

This prospectus provides you with a general description of the securities and the general manner in which we and the Selling Securityholders may offer or sell the securities. More specific terms of any securities that we and the Selling Securityholders may offer or sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus.

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.

Our Class A Common Stock and our Public Warrants are listed on the New York Stock Exchange (“NYSE”) under the symbols “HGTY” and “HGTY.WT,” respectively. On February 6, 2023, the closing price of our Class A Common Stock was $9.70 and the closing price for our Public Warrants was $2.91.

We are an “emerging growth company” under federal securities laws and are subject to reduced public company reporting requirements.

Investing in our Class  A Common Stock involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 5 of this prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 7, 2023.

i

ABOUT THIS PROSPECTUS

As used in this prospectus, unless the context indicates otherwise, references to “Hagerty,” “Company,” “we,” “us,” “our” and similar terms refer to Hagerty, Inc., a Delaware corporation, and its consolidated subsidiaries. References to “Aldel” refer to the Company prior to the consummation of the Business Combination (as defined herein).

The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus, in any prospectus supplement or in a related free writing prospectus, post-effective amendment to the registration statement or documents to which we otherwise refer you.

Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement, if any, is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement, if any, is delivered or securities are sold on a later date.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section of this prospectus entitled “Where You Can Find More Information” and “Incorporation by Reference.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement or amendment may contain forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 or in releases made by the SEC, all as may be amended from time to time. Generally, statements that are not historical facts, including statements concerning our possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These forward-looking statements can often be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” or similar expressions. Examples of forward-looking statements include, among others, statements we make regarding:

•	our expectations for our results of operations, financial condition and cash flows;

•	our ability to compete effectively within our industry and attract and retain members;

•	our ability to maintain key strategic relationships with our insurance distribution and underwriting carrier partners;

•	developments and projections relating to our competitors and industry;

•	our ability to expand the scope of our membership products and offerings;

•	our anticipated growth rates and market opportunities;

•	our ability to manage risks associated with disruptions, interruptions, outages or other issues with our technology platforms or our use of third-party services;

•	the rate of adoption of our membership products as well as any new insurance programs and products we offer;

•	our ability to manage the cyclical nature of the insurance business, including through any periods of recession, economic downturn or inflation;

•	the frequency or severity of claims;

•	our ability to manage risks associated with being a controlled company; and

•	our ability to successfully defend any litigation, government inquiries, and investigations.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus and the documents incorporated by reference herein.

Forward-looking statements are inherently subject to risks, uncertainties and assumptions. The forward-looking statements contained in this prospectus are based on management’s current expectations, assumptions and beliefs concerning future developments, but actual results may differ materially due to various risks and uncertainties, some of which are beyond our control. These risks and uncertainties include, but are not limited to, those described in (i) the “Risk Factors” section in this prospectus, (ii) “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2021, and (iii) other of our filings with the SEC incorporated by reference herein.

We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and developments in the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus. In addition, even if our results of operations, financial condition and liquidity, and developments in the industry in which we operate are consistent with the forward-looking statements contained in this prospectus, those results or developments may not be indicative of results or developments in subsequent periods.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. Except as required by law, we do not intend to update any of these forward-looking statements after the date of this prospectus or after the date of the documents incorporated by reference herein or to conform these statements to actual results or revised expectations.

SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should carefully read this entire prospectus and the registration statement of which this prospectus is a part, including the information set forth under the heading “Risk Factors” and our financial statements.

Our Business

Company Overview

We are a global market leader in providing insurance for classic and enthusiast vehicles and we have built an industry-leading automotive enthusiast platform that engages, entertains, and connects with subscribing members. At Hagerty, everything begins and ends with the love of cars—an innate passion that fuels our unique membership model and cultivates deep, personal connections with more than 2.6 million members worldwide.

Hagerty was founded in 1984, and initially focused on providing insurance coverage for antique boats. Today, our goal is to scale an organization capable of building an ecosystem of products, services, and entertainment for car lovers that catalyzes their passion for cars and driving.

Business Combination

On December 2, 2021, through The Hagerty Group, LLC, a Delaware limited liability company (“The Hagerty Group”), we completed our initial business combination (the “Business Combination”) pursuant to that certain Business Combination Agreement, dated as of August 17, 2021 (the “Business Combination Agreement”) with Aldel Financial Inc. (“Aldel”) and Aldel Merger Sub LLC (“Merger Sub”), with The Hagerty Group surviving as our wholly owned subsidiary immediately following the Business Combination. In connection with the closing of the Business Combination, we changed our name from Aldel Financial Inc. to Hagerty, Inc.

Pursuant to the terms of the Business Combination Agreement, (i) Merger Sub was merged with and into The Hagerty Group, where upon the separate limited liability company existence of Merger Sub ceased to exist and The Hagerty Group became the surviving company and continues to exist under the Delaware Limited Liability Company Act and (ii) the existing limited liability company agreement of The Hagerty Group was amended and restated to, among other things, make Aldel a member of The Hagerty Group.

Also on December 2, 2021, we sold to a number of purchasers (each, a “Subscriber”) an aggregate of 70,385,000 shares of Aldel Common Stock (the “PIPE Shares”) and an aggregate of 12,669,300 warrants to purchase shares of Aldel Class A Common Stock (the “PIPE Warrants” and, together with the PIPE Shares, the “PIPE Securities”) for an aggregate purchase price of $703.9 million (the “PIPE Financing”), pursuant to separate subscription agreements entered into effective as of August 17, 2021 (each, a “Subscription Agreement”). Pursuant to the Subscription Agreements, we gave certain registration rights to the Subscribers with respect to the PIPE Securities.

Our Class A Common Stock and our Public Warrants are currently listed on the NYSE under the symbols “HGTY” and “HGTY.WT,” respectively.

The rights of holders of our Class A Common Stock and Warrants are governed by our Third Amended and Restated Certificate of Incorporation (the “Amended and Restated Charter”), our Amended and Restated Bylaws (the “Amended and Restated Bylaws”) and the Delaware General Corporation Law (the “DGCL”), and in the

case of the Public Warrants, OTM Warrants, Underwriter Warrants and Private Placement Warrants, the Warrant Agreement dated as of April 8, 2021, between us and Continental Stock Transfer & Trust Company, as warrant agent, and in the case of the PIPE Warrants, the Warrant Agreement dated as of December 2, 2021, between us and Continental Stock Transfer & Trust Company, as warrant agent. See the section entitled “Description of Securities.”

Corporate Information

The first Hagerty company was founded in 1984 under the name Hagerty Marine Insurance Agency, Inc. The Hagerty Group, LLC was formed in 2009 and completed the Business Combination with Aldel in 2021 pursuant to which The Hagerty Group succeeded to its reporting obligations and Aldel changed its name to Hagerty, Inc. Our principal executive offices are located at 121 Drivers Edge, Traverse City, Michigan 49684, and our telephone number is (800) 922-4050. Our website address is Hagerty.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it is a part.

We own various U.S. federal trademarks and unregistered trademarks, including our company name, logo and solution names and other trade or service marks. All other trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the symbols ® and ™, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of relief from certain reporting requirements and other burdens that are otherwise applicable generally to public companies. These provisions include:

•	reduced obligations with respect to financial data, including presenting only two years of audited financial statements and only two years of selected financial data;

•

an exemption from compliance with the auditor attestation requirements with respect to internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act;

•	reduced disclosure about our executive compensation arrangements in our periodic reports, proxy statements, and registration statements; and

•	exemptions from the requirements of holding non-binding advisory votes on executive compensation or golden parachute arrangements.

In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We intend to avail ourselves of this extended transition period and, accordingly, we may not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies or that have opted out of using such extended transition period, which may make comparison of our financial statements with those of other public companies more difficult.

We may take advantage of this relief until we no longer qualify as an emerging growth company or, with respect to adoption of certain new or revised accounting standards, until we irrevocably elect to opt out of using the extended transition period. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which the market value of Class A Common Stock that is held by non-affiliates exceeds $700 million as of June 30 of that fiscal year, (ii) the last day of the fiscal year in which we have total annual gross revenue of $1.07 billion or more; (iii) the date on which we have issued more than $1 billion in non-convertible debt during the previous three years; and (iv) the last day of the fiscal year following the fifth anniversary of the date of the first sale of Aldel common stock in Aldel’s initial public offering. We may choose to take advantage of some but not all of these reduced reporting burdens.

THE OFFERING

Issuer	Hagerty, Inc.

Shares of Class A Common Stock offered by us	271,039,456 shares of Class A Common Stock issuable upon exercise of the Warrants and upon exchange of shares of Class V Common Stock and OpCo Units.

Shares of Class A Common Stock offered by the Selling Securityholders	Up to 339,121,956 shares of Class A Common Stock.

Warrants Offered by the Selling Securityholders	Up to 12,669,300 PIPE Warrants, up to 1,300,000 OTM Warrants, up to 257,500 Private Placement Warrants, and up to 28,750 Underwriter Warrants.

Shares of Class A Common Stock Outstanding	83,202,969 shares of Class A Common Stock (as of December 31, 2022).
Shares of Class V Common Stock Outstanding	251,033,906 shares of Class V Common Stock (as of December 31, 2022).

Shares of Class A Common Stock outstanding assuming exercise of all Warrants and exchange of all shares of Class V Common Stock and OpCo Units on a one-for-one basis	353,720,414 (based on total shares outstanding as of December 31, 2022).

Use of Proceeds	We will not receive any proceeds from the sale of shares of Class A Common Stock or Warrants by the Selling Securityholders. We may receive proceeds equal to the aggregate exercise price paid from the exercise of any Warrants which are exercised for cash. We expect to use any net proceeds from the exercise of the Warrants for general corporate purposes, which may include temporary or permanent repayment of our outstanding indebtedness. See “Use of Proceeds.”

Redemption	The Warrants are redeemable in certain circumstances. See “Description of Securities-Warrants” for further discussion.

Market for Common Stock and Warrants	Our Class A Common Stock and Public Warrants are currently traded on the NYSE under the symbols “HGTY” and “HGTY.WT,” respectively.

Risk Factors	See “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and any applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. See “Where You Can Find More Information; Incorporation by Reference.” The risks and uncertainties described in the documents we incorporate by reference are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks or uncertainties actually occur, they could materially and adversely affect our business, financial condition, results of operations, cash flows or prospects, which in turn could materially and adversely affect the price of our Class A Common Stock and might cause you to lose all or part of your investment.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of Class A Common Stock or Warrants by the Selling Securityholders. We may receive proceeds equal to the aggregate exercise price paid from the exercise of any Warrants which are exercised for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes, which may include temporary or permanent repayment of our outstanding indebtedness.

The Selling Securityholders will pay any underwriting fees, discounts and selling commissions incurred in disposing of their Class A Common Stock. Pursuant to an Amended and Restated Registration Rights Agreement entered into by us and certain of our stockholders dated as of August 17, 2021 (the “Registration Rights Agreement”), we will bear all other costs, fees and expenses incurred in effecting the registration of the Class A Common Stock and Warrants covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of counsel and independent registered public accountants.

DESCRIPTION OF SECURITIES

The following summary is not intended to be a complete summary of the rights and preferences of such securities and is qualified by reference to the Amended and Restated Charter. We urge you to read the Amended and Restated Charter in its entirety for a complete description of the rights and preferences of our securities.

Authorized and Outstanding Stock

The Amended and Restated Charter provides that the total number of authorized shares of all classes of capital stock is 820,000,000 shares, consisting of the below described classes, including 500,000,000 shares of Class A Common Stock, par value $0.0001 per share, 300,000,000 shares of Class V Common Stock, par value $0.0001 per share and 20,000,000 shares of Preferred Stock, par value $0.0001 per share.

As of December 31, 2022, there were 83,202,969 shares of Class A Common Stock, 251,033,906 shares of Class V Common Stock and no shares of Preferred Stock outstanding.

Common Stock

The holders of Class A Common Stock are entitled to one vote for each such share. The holders of Class V Common Stock are entitled to 10 votes for each such share until the earlier of (1) the date on which such share of Class V Common Stock is transferred other than pursuant to a Qualified Transfer (as defined in the Amended and Restated Charter) or (2) the date that is 15 years from the effective date of the Amended and Restated Charter (December 2, 2036). The holders of shares of Common Stock do not have cumulative voting rights.

The holders of shares of Class A Common Stock are entitled to receive such dividends and other distributions as declared by the Board of Directors of the Company (the “Board”), equally on a per share basis. The holders of Class V Common Stock are not entitled to receive dividends.

No holder of shares of Common Stock (in its capacity as such and without limiting any contractual rights) is entitled to preemptive rights.

In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, after payment or provision for payment of the debts and other liabilities of the Company, and subject to the rights of the holders of shares of Preferred Stock in respect thereof, the holders of shares of Class A Common Stock will be entitled to receive all of the remaining assets of the Company available for distribution to its stockholders, ratably in proportion to the number of shares of Class A Common Stock held by them. The holders of shares of Class V Common Stock, as such, will not be entitled to receive any assets of the Company in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

Exchange of Shares

In connection with the Business Combination, we entered into an Exchange Agreement (the “SPAC Exchange Agreement”) with Markel Corporation (“Markel”), Hagerty Holding Corp. (“HHC”), and The Hagerty Group. Pursuant to the SPAC Exchange Agreement, Markel and HHC have the right from time to time, on the terms and conditions contained in the SPAC Exchange Agreement, to exchange a coupled interest of OpCo Units and shares of Class V Common Stock for shares of Class A Common Stock or, in the event that net cash proceeds are received from a new permanent equity offering and at our option, cash.

In connection with our acquisition of the remaining equity of the Broad Arrow Group, Inc. (“Broad Arrow”), we entered into (i) a Contribution and Exchange Agreement, dated August 9, 2022, with Broad Arrow (the “BAG Agreement”), pursuant to which, The Hagerty Group issued 4,724,560 OpCo Units (the “BAG Units”) to Broad Arrow’s U.S. stockholders and (ii) an Exchange Agreement dated August 9, 2022, by and among us, The Hagerty Group and Broad Arrow’s U.S. stockholders (the “BAG Exchange Agreement”), pursuant to which, the recipients of BAG Units under the BAG Agreement have the right to exchange their BAG Units for shares of our Class A Common Stock on a one-for-one basis, on the terms and conditions contained in the BAG Exchange Agreement.

Preferred Stock

The Amended and Restated Charter provides that shares of Preferred Stock may be issued from time to time in one or more series. The Board is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions, applicable to the shares of each series.

Warrants

Public Warrants

Each whole warrant entitles the registered holder to purchase one share of our Class A Common Stock at a price of $11.50 per share, subject to adjustment as discussed below. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares of Class A Common Stock. No fractional warrants will be issued upon separation of the units and only whole warrants will trade.

The Public Warrants will expire at 5:00 PM, New York City time, on December 2, 2026 or earlier upon redemption or liquidation. On the exercise of any warrant, the warrant exercise price will be paid directly to us.

We will not redeem the warrants for cash unless an effective registration statement under the Securities Act covering the Class A Common Stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares of Class A Common Stock is available throughout the 30-day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If our shares of Class A Common Stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and in the event we do not so elect, we will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

If the closing price of our Class A Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like and for certain issuances of Class A Common Stock and equity-linked securities for capital raising purposes in connection with the closing of the Business Combination as described elsewhere in this prospectus) for any 20 trading days within a 30-trading-day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders, we may redeem the outstanding warrants for cash upon a minimum of 30 days’ prior written notice of redemption, which we refer to as the 30-day redemption period, in whole and not in part, at a price of $0.01 per warrant;

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants; however, such redemption may occur at a time when the redeemable warrants are “out-of-the-money,” in which case you would lose any potential embedded value from a subsequent increase in the value of our common stock had your warrants remained outstanding.

In the event we determine to redeem the public warrants, holders of redeemable warrants will be notified of such redemption as described in our warrant agreement. Specifically, in the event that we elect to redeem all of the redeemable warrants as described above, we will fix a date for the redemption (the “Redemption Date”). Notice of redemption will be mailed by first class mail, postage prepaid, by us not less than 30 days prior to the Redemption Date to the registered holders of the warrants to be redeemed at their last addresses as they appear on the registration books. Any notice mailed in the manner provided in the warrant agreement will be conclusively presumed to have been duly given whether or not the registered holder received such notice. In addition, beneficial owners of the redeemable warrants will be notified of such redemption via posting of the redemption notice to DTC.

If we call the warrants for redemption as described above, we will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” we will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Class A Common Stock issuable upon the exercise of our warrants. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the warrants, multiplied by the excess of the “fair market value” of our Class A Common Stock over the exercise price of the warrants by (y) the fair market value. The “fair market value” will mean the average reported closing price of the Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

If we take advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A Common Stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the Class A Common Stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of Class A Common Stock is increased by a share capitalization payable in shares of Class A Common Stock, or by a split-up of Class A Common Stock or other similar event, then, on the effective date of such share capitalization, split-up or similar event, the number of shares of Class A Common Stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering to holders of Common Stock entitling holders to purchase Class A Common Stock at a price less than the fair market value will be deemed a share capitalization of a number of shares of Class A Common Stock equal to the product of (i) the number of shares of Class A Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Common Stock) multiplied by (ii) 1 minus the quotient of (x) the price per share of Class A Common Stock paid in such rights offering and divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for shares of Class A Common Stock, in determining the price payable for Class A Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of shares of Class A Common Stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the Class A Common Stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A Common Stock on account of such

Class A Common Stock (or other securities into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of Class A Common Stock in connection with a proposed initial business combination, or (d) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A Common Stock in respect of such event.

If the number of outstanding shares of Class A Common Stock is decreased by a consolidation, combination, reverse share split or reclassification of Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares of Class A Common Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding share of Class A Common Stock.

Whenever the number of shares of Class A Common Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding Class A Common Stock (other than those described above or that solely affects the par value of such Class A Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding Class A Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of Class A Common Stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Class A Common Stock in such a transaction is payable in the form of Class A Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes Warrant Value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.

Private Placement Warrants

Except as described in this section, the Private Placement Warrants have terms and provisions that are identical to the Public Warrants. The Private Placement Warrants (including the Class A Common Stock issuable upon exercise of the Private Placement Warrants) became transferable, assignable or salable on April 12, 2022 (except, in certain limited exceptions) to our officers and directors and other persons or entities affiliated with the initial purchasers of the Private Placement Warrants) and they will not be redeemable by us so long as they are held by the initial purchasers or their permitted transferees. Each Private Placement Warrant became exercisable for one share of Class A Common Stock at a price of $11.50 per share, subject to adjustments, commencing on

December 2, 2022, and subject to additional vesting requirements. The Private Placement Warrants may be exercised only for a whole number of shares of Class A Common Stock. The initial purchasers, or their permitted transferees, have the option to exercise the Private Placement Warrants on a cashless basis so long as they are held by the transferees of the Sponsor or any of its permitted transferees. If the Private Placement Warrants are held by holders other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by us for cash and exercisable by the holders on the same basis as the Public Warrants. The Private Placement Warrants expire on December 2, 2026.

If holders of the Private Placement Warrants elect to exercise the Private Placement Warrants on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the warrants, multiplied by the excess of the “fair market value” of our Class A Common Stock over the exercise price of the warrants by (y) the fair market value. The “fair market value” will mean the average closing price of the Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

OTM Warrants

Except as described in this section, the OTM Warrants have terms and provisions that are identical to the Public Warrants. Each OTM Warrant will be exercisable for one share of Class A Common Stock at a price of $15.00 per share, subject to adjustments, commencing on December 2, 2022, and subject to additional vesting requirements. The initial purchasers, or their permitted transferees, have the option to exercise the OTM Warrants on a cashless basis so long as they are held by the initial purchasers or any of their permitted transferees. If the OTM Warrants are held by holders other than the initial purchasers or their permitted transferees, the OTM Warrants will be redeemable by us for cash and exercisable by the holders on the same basis as the Public Warrants. The OTM Warrants expire on December 2, 2031.

If holders of the OTM Warrants elect to exercise the OTM Warrants on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the warrants, multiplied by the excess of the “fair market value” of our Class A Common Stock over the exercise price of the warrants by (y) the fair market value. The “fair market value” will mean the average closing price of the Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

Underwriter Warrants

Except as described in this section, the Underwriter Warrants have terms and provisions that are identical to the Public Warrants. Each Underwriter Warrant is exercisable for one share of Class A Common Stock at a price of $11.50 per share, subject to adjustments. The Underwriter Warrants may be exercised only for a whole number of shares of Class A Common Stock. The Underwriter Warrants are entitled to registration rights and for so long as they are held by the underwriters, will not be exercisable more than five years from April 8, 2021 in accordance with FINRA Rule 5110(g)(8)(A). The initial purchasers, or their permitted transferees, have the option to exercise the Underwriter Warrants on a cashless basis so long as they are held by the initial purchasers or any of their permitted transferees. If the Underwriter Warrants are held by holders other than the initial purchasers or their permitted transferees, the Underwriter Warrants will be redeemable by us for cash and exercisable by the holders on the same basis as the Public Warrants. The Underwriter Warrants expire on December 2, 2026.

If holders of the Underwriter Warrants elect to exercise the Underwriter Warrants on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A

Common Stock underlying the warrants, multiplied by the excess of the “fair market value” of our Class A Common Stock over the exercise price of the warrants by (y) the fair market value. The “fair market value” will mean the average closing price of the Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

PIPE Warrants

Except as described in this section, the PIPE Warrants have terms and provisions that are identical to the Public Warrants. Each PIPE Warrant is exercisable for one share of Class A Common Stock at a price of $11.50 per share, subject to adjustments, commencing on January 1, 2022. The PIPE Warrants may be exercised on a cashless basis. The PIPE Warrants expire on December 2, 2026.

If holders of the PIPE Warrants elect to exercise the PIPE Warrants on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the warrants, multiplied by the excess of the “fair market value” of our Class A Common Stock over the exercise price of the warrants by (y) the fair market value. The “fair market value” will mean the average closing price of the Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

Sponsor Warrant Lock-up Agreement

In connection with the completion of the Business Combination, the Sponsor and FGSP entered into the Sponsor Warrant Lock-Up Agreement with the Company, pursuant to which the Sponsor and FGSP agreed as described below with respect to (i) the Private Placement Warrants and (ii) the OTM Warrants held by them. Pursuant to the Sponsor Warrant Lock-Up Agreement:

•

the Private Placement Warrants are not exercisable until the date on which the volume weighted average trading price of the Class A Common Stock exceeds $15.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing 12 months after the Business Combination;

•

the OTM Warrants are not exercisable until the date on which the volume weighted average trading price of the Class A Common Stock exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing 12 months after the Business Combination; and

•

prior to being exercisable, the Sponsor may transfer the Private Placement Warrants and the OTM Warrants, subject to any requirements set forth in the purchase agreements related to the purchase of the Private Placement Warrants and OTM Warrants, provided that such transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of the Sponsor Warrant Lock-up Agreement.

Dividends

We have not paid any cash dividends on our common stock to date. The payment of cash dividends in the future will depend upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any future cash dividends will be within the discretion of the Board at such time.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of common stock then-outstanding; or

•	the average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Registration Rights

We are party the Registration Rights Agreement, pursuant to which we granted to the Holders (as defined in the Registration Rights Agreement) certain registration rights, including customary piggyback registration rights and demand registration rights, which are subject to customary terms and conditions, including with respect to cooperation and reduction of underwritten shelf takedown provisions (subject to certain lock-up restrictions referenced therein).

The Holders and their permitted transferees are entitled to certain registration rights described in the Registration Rights Agreement. Among other things, pursuant to the Registration Rights Agreement, the Holders are entitled to participate in four demand registrations and will have certain “piggy-back” registration rights with respect to registration statements. We will bear the expenses incurred in connection with the filing of any such registration statements, other than certain underwriting discounts and selling commissions and expenses. We and the Holders have agreed in the Registration Rights Agreement to provide customary indemnification in connection with an offerings of securities effected pursuant to the terms of the Registration Rights Agreement. The registration statement of which this prospectus is a part has been filed pursuant to the Registration Rights Agreement, but does not constitute one of the demand registrations available to the Holders thereunder.

We additionally granted certain registration rights, including customary demand registration rights, which are subject to customary terms and conditions pursuant to the terms of the BAG Agreement to Broad Arrow’s stockholders with respect to the shares of Class A Common Stock underlying the BAG Units issued to Broad Arrow’s U.S. stockholders and shares of Class A Common Stock issued to Broad Arrow’s foreign stockholders.

Anti-Takeover Effects of Delaware Law and The Amended and Restated Charter

Some provisions of Delaware law, the Amended and Restated Charter and the Amended and Restated Bylaws contain or will contain provisions that could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions which provide for payment of a premium over the market price for our shares. These provisions are in addition to the fact that we are a “controlled company” under NYSE listing rules, which effectively results in our controlling holders being able to determine whether control of our company should change.

Stockholder Meetings

Special meetings of stockholders may be called by the chairperson of the Board, the chief executive officer (or his or her designee) or the Board, and, until a Control Trigger Event (as defined in the Amended and Restated Bylaws) occurs, by stockholders holding a majority of the voting power of the Company.

Advance Notification of Stockholder Nominations and Proposals

Our Amended and Restated Bylaws include advance notice procedures with respect to stockholder proposals to be brought before a stockholder meeting and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board or a committee of the Board.

Stockholder Action by Written Consent

The Amended and Restated Charter provides that any action required or permitted to be taken by the stockholders may be effected (i) at a duly called annual or special meeting of the stockholders or (ii) until a Control Trigger Event has occurred, by written consent in lieu of a meeting.

Removal of Directors

Directors may be removed (i) prior to a Control Trigger Event for any reason by the affirmative vote of the holders of at least a majority of the voting power of all then-outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, and (ii) after a Control Trigger Event, by the stockholders of the Company only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all then-outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class.

Stockholders Not Entitled to Cumulative Voting

The Amended and Restated Charter does not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than any directors that holders of our preferred stock may be entitled to elect.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the DGCL, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the Board.

Exclusive Forum

The Court of Chancery of the State of Delaware is the sole and exclusive forum for any stockholder to bring (i) any derivative action or proceeding brought on behalf of us under Delaware law; (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee to us or our stockholders; (iii) any action asserting a claim against us, our directors, officers or other employees arising under the DGCL, our Amended and Restated Charter or the Bylaws (in each case, as may be amended from time to time); (iv) any action asserting a claim against us or any of our directors, officers or other employees governed by the internal affairs doctrine of the State of Delaware or (v) any other action asserting an “internal corporate claim,” as defined in Section 115 of the DGCL, in all cases subject to the court having personal jurisdiction over all indispensable parties named as defendants. Unless a majority of the Board, acting on behalf of Hagerty, consents in writing to the selection of an alternative forum (which consent may be given at any time, including during the pendency of litigation), the federal district courts of the United States of America, to the fullest extent permitted by law, is the sole and exclusive forum for the resolution of any action asserting a cause of action arising under the Securities Act.

Amendment of Charter Provisions

The Amended and Restated Charter requires an affirmative vote of holders of the majority of the voting power of the outstanding shares of capital stock for the amendment, alteration, change or repeal of any provision in the charter; provided, however, that upon a Control Trigger Event the affirmative vote of the holders of at least 75% of the voting power of all then-outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter, repeal or adopt any provision of the Certificate of Incorporation inconsistent with the purpose and intent of Article V, Article VI, Article VII or Article IX (including, without limitation, any such Article as renumbered as a result of any amendment, alternation, repeal or adoption of any other Article).

SELLING SECURITYHOLDERS

The Selling Securityholders listed in the table below may from time to time offer and sell any or all of the shares of Class A Common Stock or Warrants set forth below pursuant to this prospectus. When we refer to the “Selling Securityholders” in this prospectus, we refer to the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and other permitted transferees that hold any of the Selling Securityholders’ interest in the shares of Class A Common Stock or Warrants after the date of this prospectus.

Our registration of the shares of Class A Common Stock and Warrants does not necessarily mean that the Selling Securityholders will sell all or any of such securities. In particular, the Selling Securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. Any changed or new information given to us by the Selling Securityholders, including regarding the identity of, and the securities held by, each Selling Securityholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary.

We are registering the securities for resale pursuant to the Selling Securityholders’ registration rights under agreements between us and the Selling Securityholders, described elsewhere in this prospectus. These agreements obligate us to file one or more registration statements to register the resales of securities by the Selling Securityholders. Other than as described below or elsewhere in this prospectus, none of the selling securityholders has any material relationship with us or any of our predecessors or affiliates.

The following table sets forth certain information provided by or on behalf of the Selling Securityholders as of December 13, 2021, concerning the Class A Common Stock and Warrants that may be offered from time to time by each Selling Securityholder with this prospectus. The securities beneficially owned after the offering assumes that each Selling Securityholder will have sold all securities offered hereby. A Selling Securityholder may sell all, some or none of such securities in this offering. See “Plan of Distribution.”

	Before the Offering		Offered Hereby		After the Offering
Name of the Selling Security holder	Class A Common Stock	Warrants(1)	Class A Common Stock	Warrants	Class A Common Stock	Percentage	Warrants	Percentage
PIPE Investors
State Farm Mutual Automobile Insurance Company(2)(3)	59,000,000	9,000,000	59,000,000	9,000,000	—	—	—	—
Markel Corporation(3)(4)	78,540,000	540,000	78,540,000	540,000	—	—	—	—
Wasatch Ultra Growth Fund (CRONUS & CO. f/b/o Wasatch Ultra Growth Fund)(5)	2,950,000	450,000	2,950,000	450,000	—	—	—	—
Wasatch Core Growth Fund (CONE & CO. f/b/o Wasatch Core Growth Fund)(6)	3,540,000	540,000	3,540,000	540,000	—	—	—	—
T. Rowe Price Small-Cap Value Fund, Inc.(7)	1,686,560	257,272	1,686,560	257,272	—	—	—	—
T. Rowe Price U.S. Small-Cap Value Equity Trust(8)	625,157	95,363	625,157	95,363	—	—	—	—
T. Rowe Price U.S. Equities Trust(9)	28,351	4,325	28,351	4,325	—	—	—	—
MassMutual Select Funds - MassMutual Select T. Rowe Price Small and Mid Cap Blend Fund(10)	19,932	3,040	19,932	3,040	—	—	—	—
Financial Opportunity Fund LLC(11)	354,000	54,000	354,000	54,000	—	—	—	—
Aldel LLC(12)	4,610,000	360,000	2,360,000	360,000	2,250,000	*	—	—
Jonathan Ashley(13)	147,500	22,500	147,500	22,500	—	—	—	—

	Before the Offering		Offered Hereby		After the Offering
Name of the Selling Security holder	Class A Common Stock	Warrants(1)	Class A Common Stock	Warrants	Class A Common Stock		Percentage	Warrants	Percentage
James Blakemore and Grace Hackmeier(14)	118,000	18,000	118,000	18,000	—		—	—	—
Lawrence A. Bowman Exempt Descendants’ Trust(15)	118,000	18,000	118,000	18,000	—		—	—	—
Lawrence A. Bowman Revocable Trust (16)	118,000	18,000	118,000	18,000	—		—	—	—
Zak Brown(17)	59,000	9,000	59,000	9,000	—		—	—	—
William E. Connor II Living Trust(18)	236,000	36,000	236,000	36,000	—		—	—	—
Feiber-Buhr Family Trust(19)	118,000	18,000	118,000	18,000	—		—	—	—
LMH Family Insurance Partnership(20)	1,180,000	180,000	1,180,000	180,000	—		—	—	—
Irvin R. Kessler(21)	236,000	36,000	236,000	36,000	—		—	—	—
Apex Foundation(22)	354,000	54,000	354,000	54,000	—		—	—	—
Ryan R Porter(23)	59,000	9,000	59,000	9,000	—		—	—	—
PC Investments LLC(24)	354,000	54,000	354,000	54,000	—		—	—	—
RRRR Investments LLC(25)	236,000	36,000	236,000	36,000	—		—	—	—
Craig McWilliam(26)	59,000	9,000	59,000	9,000	—		—	—	—
Moglia Family Foundation(27)	47,200	7,200	47,200	7,200	—		—	—	—
Moglia Capital LLC(28)	47,200	7,200	47,200	7,200	—		—	—	—
Moglia Trust 2(29)	23,600	3,600	23,600	3,600	—		—	—	—
Charles Eugene Nearburg(30)	642,500	45,000	320,000	45,000	322,500		*	—	—
O’Neill Trust, Dated April 10, 1996(31)	59,000	9,000	59,000	9,000	—		—	—	—
Andrew Pisker(32)	118,000	18,000	118,000	18,000	—		—	—	—
Trousdale Sarosphere, LLC(33)	826,000	126,000	826,000	126,000	—		—	—	—
ESS Investments Two LLC(34)	129,800	19,800	129,800	19,800	—		—	—	—
Project GTO LLC(35)	2,360,000	360,000	2,360,000	360,000	—		—	—	—
William and Cheryl Swanson Revocable Trust UTD 9/28/2000(36)	472,000	72,000	472,000	72,000	—		—	—	—
Lake Avenue Investments, LLC(37)	2,680,000	180,000	1,180,000	180,000	1,500,000		*	—	—

Directors and Executive Officers
Robert I. Kauffman(38)	8,257,500	1,267,500	25,000	—	8,232,500		*	1,267,500	*
William H. Swanson(39)	472,000	72,000	—	—	472,000		*	72,000	*

Sponsor Investors
FG SPAC Partners LP.(40)	1,150,000	650,000	1,150,000	650,000	—		—	—	—
Aldel Investors LLC(41)	3,622,500	907,500	3,622,500	907,500	—		—	—	—

Other Selling Securityholders
Hagerty Holding Corp.(3)(42)	176,033,906	—	176,033,906	—	—		—	—	—
Other Selling Stockholders(43)	602,750	28,750	211,250	28,750	391,500	*	*	—	—

*	Less than 1%
(1)	Reflects ownership of the underlying shares without regard to any contractual obligations that limit exercisability.
(2)

Consists of 50,000,000 shares of Class A Common Stock purchased in the PIPE Financing and 9,000,000 of PIPE Warrants. State Farm’s principal business address is One State Farm Plaza, Bloomington, IL 61710.

(3)

The Company, Hagerty Holding Corp., a close corporation under Delaware law (“HHC”), Markel Corporation (“Markel”) and State Farm Mutual Automobile Insurance Company (“State Farm”) are parties to an Investor Rights Agreement, dated August 17, 2021 and effective at the closing of the Business Combination. Pursuant to the Investor Rights Agreement, among other things: (a) HHC will have the right to nominate (1) two directors for election by the stockholders of the Company for so long as HHC and its permitted transferees hold 50% of the common stock of the Company that it owns as of the closing of the Business Combination and (2) one director for election by the stockholders of the Company for so long as HHC and its permitted transferees hold 25% of the common stock of the Company that it owns as of the closing of the Business Combination; (b) Markel will have the right to nominate one director for election by the stockholders of the Company for so long as Markel and its permitted transferees hold 50% of the common stock of the Company that it owns as of the closing of the Business Combination; and (c) State Farm will have the right to nominate one director for election by the stockholders of the Company for so long as State Farm and its permitted transferees hold 50% of the common stock of the Company that it owns as of the closing of the Business Combination. Each of HHC, Markel and State Farm agreed to vote its shares of common stock in the Company in support of the director nominees submitted pursuant to the Investor Rights Agreement and against certain other actions that are contrary to the rights in the Investor Rights Agreement. By virtue of the voting agreement under the Investor Rights Agreement, each of HHC, Markel and State Farm may be deemed to be a member of a “group” for purposes of Section 13(d) of the Exchange Act. Each of HHC, Markel and State Farm has expressly disclaimed beneficial ownership of any shares of Class A Common Stock or other securities of the Company held by the other parties that are subject to the voting agreement under the Investor Rights Agreement.
(4)

Consists of 75,000,000 shares of Class V Common Stock and an equal number of OpCo Units issued to Markel Corporation in the Business Combination, 3,000,000 shares of Class A Common Stock purchased in the PIPE Financing, and 540,000 PIPE Warrants. A share of Class V Common Stock and an OpCo Unit are exchangeable into shares of Class A Common Stock on a one-for-one basis pursuant to the SPAC Exchange Agreement. Markel’s principal business address is 4521 Highwoods Parkway, Glen Allen, VA 23060.

(5)

Consists of 2,500,000 shares of Class A Common Stock purchased in the PIPE Financing and 450,000 PIPE Warrants. John Malooly, as portfolio manager, exercises voting and investment power with respect to the securities and may be deemed to be the beneficial owner of the securities held by Cronus & Co. f/b/o Wasatch Ultra Growth Fund. Wasatch Ultra Growth Fund’s business address is 505 Wakara Way, 3rd Floor, Salt Lake City, UT 84108.

(6)

Consists of 3,000,000 shares of Class A Common Stock purchased in the PIPE Financing and 540,000 PIPE Warrants. J.B. Taylor, Paul Lambert and Mike Valentine, as portfolio managers, exercise voting and investment power with respect to the securities and may be deemed to be the beneficial owners of the securities held by Cone & Co. f/b/o Wasatch Core Growth Fund. Wasatch Core Growth Fund’s business address is 505 Wakara Way, 3rd Floor, Salt Lake City, UT 84108.

(7)

Consists of 1,429,288 shares of Class A Common Stock purchased in the PIPE Financing and 257,272 PIPE Warrants. T. Rowe Price Associates, Inc. (“T. Rowe Price”) serves as investment adviser (or subadviser, as applicable) with power to direct investments and/or sole power to vote the securities owned by the T. Rowe Price Small-Cap Value Fund, Inc. and T. Rowe Price may be deemed to be the beneficial owner of the securities held by T. Rowe Price Small-Cap Value Fund, Inc.; however, T. Rowe Price expressly disclaims that it is, in fact, the beneficial owner of such securities. T. Rowe Price is the wholly owned subsidiary of T. Rowe Price Group, Inc., which is a publicly traded financial services holding company. T. Rowe Price Small-Cap Value Fund, Inc.’s business address is 100 East Pratt Street, Baltimore, MD 21202.

(8)

Consists of 529,794 shares of Class A Common Stock purchased in the PIPE Financing and 95,363 PIPE Warrants. T. Rowe Price serves as investment adviser (or subadviser, as applicable) with power to direct investments and/or sole power to vote the securities owned by the T. Rowe Price U.S. Small-Cap Value Equity Trust and T. Rowe Price may be deemed to be the beneficial owner over the securities held by T. Rowe Price U.S. Small-Cap Value Equity Trust; however, T. Rowe Price expressly disclaims that it is, in fact, the beneficial owner of such securities. T. Rowe Price is the wholly owned subsidiary of T. Rowe Price Group, Inc., which is a publicly traded financial services holding company. T. Rowe Price U.S. Small-Cap Value Equity Trust’s business address is 100 East Pratt Street, Baltimore, MD 21202.

(9)

Consists of 24,026 shares of Class A Common Stock purchased in the PIPE Financing and 4,325 PIPE Warrants. T. Rowe Price serves as investment adviser (or subadviser, as applicable) with power to direct investments and/or sole power to vote the securities owned by the T. Rowe Price U.S. Equities Trust and T. Rowe Price may be deemed to be the beneficial owner over the securities held by T. Rowe Price U.S. Equities Trust; however, T. Rowe Price expressly disclaims that it is, in fact, the beneficial owner of such securities. T. Rowe Price is the wholly owned subsidiary of T. Rowe Price Group, Inc., which is a publicly traded financial services holding company. T. Rowe Price U.S. Equities Trust’s business address is 100 East Pratt Street, Baltimore, MD 21202.

(10)

Consists of 16,892 shares of Class A Common Stock purchased in the PIPE Financing and 3,040 PIPE Warrants. T. Rowe Price serves as investment adviser (or subadviser, as applicable) with power to direct investments and/or sole power to vote the securities owned by MassMutual Select Funds—MassMutual Select T. Rowe Price Small and Mid Cap Blend Fund and T. Rowe Price may be deemed to be the beneficial owner over the securities held by MassMutual Select Funds—MassMutual Select T. Rowe Price Small and Mid Cap Blend Fund; however, T. Rowe Price expressly disclaims that it is, in fact, the beneficial owner of such securities. T. Rowe Price is the wholly owned subsidiary of T. Rowe Price Group, Inc., which is a publicly traded financial services holding company. MassMutual Select Funds—MassMutual Select T. Rowe Price Small and Mid Cap Blend Fund’s business address is 100 East Pratt Street, Baltimore, MD 21202.

(11)

Consists of 300,000 shares of Class A Common Stock purchased in the PIPE Financing and 54,000 PIPE Warrants. Martin Friedman as managing member of FJ Capital Management LLC, the managing member of Financial Opportunity Fund LLC, exercises voting and investment power with respect to the securities. Martin Friedman and FJ Capital Management may be deemed to be the beneficial owners of the securities held by Financial Opportunity Fund LLC. Financial Opportunity Fund LLC’s business address is 7901 Jones Branch Drive, Suite 210, McLean VA 22102.

(12)

Consists of (a) 2,000,000 shares of Class A Common Stock purchased in the PIPE Financing, (b) 360,000 PIPE Warrants, (c) 1,500,000 shares of Class A Common Stock purchased as part of the public units in Aldel’s initial public offering, and (d) 750,000 shares of Class A Common Stock which can be acquired upon the exercise of Public Warrants. The shares of Class A Common Stock purchased as part of the public units in Aldel’s initial public offering and the shares of Class A Common Stock which can be acquired upon the exercise of Public Warrants are not being registered for resale hereunder. Robert I. Kauffman is the managing member of Aldel LLC and has voting and investment power over the shares of Class A Common Stock held by Aldel LLC. Aldel LLC’s business address is 5223-A Lakeview Road Charlotte, NC 28269.

(13)	Consists of 125,000 shares of Class A Common Stock purchased in the PIPE Financing and 22,500 PIPE Warrants.
(14)	Consists of 100,000 shares of Class A Common Stock purchased in the PIPE Financing and 18,000 PIPE Warrants.
(15)

Consists of 100,000 shares of Class A Common Stock purchased in the PIPE Financing and 18,000 PIPE Warrants. Lawrence A. Bowman, as trustee of the Lawrence A. Bowman Exempt Descendants’ Trust, has sole voting and dispositive investment power over the securities held by it.

(16)

Consists of 100,000 shares of Class A Common Stock purchased in the PIPE Financing and 18,000 PIPE Warrants. Lawrence A. Bowman, as trustee of the Lawrence A. Bowman Revocable Trust, has sole voting and dispositive investment power over the securities held by it. (17) Consists of 50,000 shares of Class A Common Stock purchased in the PIPE Financing and 9,000 PIPE Warrants.

(18)

Consists of 200,000 shares of Class A Common Stock purchased in the PIPE Financing and 36,000 PIPE Warrants. William E. Connor II, as trustee of the William E. Connor II Living Trust, has sole voting and dispositive investment power over the securities held by it.

(19)

Consists of 100,000 shares of Class A Common Stock purchased in the PIPE Financing and 18,000 PIPE Warrants. Jonathan Feiber and Heather Buhr, as trustees of the Feiber-Buhr Family Trust, have sole voting and dispositive investment power over the securities held by it.

(20)

Consists of 1,000,000 shares of Class A Common Stock purchased in the PIPE Financing and 180,000 PIPE Warrants. Robert C. Rice, as trustee, has sole voting and dispositive investment power with respect to the securities.

(21)	Consists of 200,000 shares of Class A Common Stock purchased in the PIPE Financing and 36,000 PIPE Warrants.
(22)

Consists of 300,000 shares of Class A Common Stock purchased in the PIPE Financing and 54,000 PIPE Warrants. Ryan Porter, as Treasurer of Apex Foundation, exercises sole voting and dispositive investment power with respect to the securities and may be deemed to be the beneficial owner of the securities held by Apex Foundation.

(23)

Consists of 50,000 shares of Class A Common Stock purchased in the PIPE Financing and 9,000 PIPE Warrants held by the Ryan R. Porter Roth IRA. Ryan Porter has sole voting and investment power with respect to the securities and may be deemed to be the beneficial owner of the securities held by the Ryan R Porter Roth IRA.

(24)

Consists of 300,000 shares of Class A Common Stock purchased in the PIPE Financing and 54,000 PIPE Warrants. Ryan Porter, as Manager of PC Investments LLC, exercises voting and investment power with respect to the securities and may be deemed to be the beneficial owner of the securities held by PC Investments LLC. PC Investments LLC’s business address is One 100th Ave NE, Bellevue, WA 98004.

(25)	Consists of 200,000 shares of Class A Common Stock purchased in the PIPE Financing and 36,000 PIPE Warrants.
(26)	Consists of 50,000 shares of Class A Common Stock purchased in the PIPE Financing and 9,000 PIPE Warrants.
(27)

Consists of 40,000 shares of Class A Common Stock purchased in the PIPE Financing and 7,200 PIPE Warrants. Joseph H. Moglia, as trustee of Moglia Family Foundation exercises voting and investment power with respect to the securities and may be deemed to be the beneficial owners of the securities held by Moglia Family Foundation. Moglia Family Foundation’s business address is 505 Cornhusker Road, Suite 105 #393, Bellevue, NE 68005.

(28)

Consists of 40,000 shares of Class A Common Stock purchased in the PIPE Financing and 7,200 PIPE Warrants. Joseph H. Moglia, as managing member exercises voting and investment power with respect to the securities and may be deemed to be the beneficial owners of the securities held by Moglia Capital LLC. Moglia Capital LLC’s business address is 505 Cornhusker Road, Suite 105 #393, Bellevue, NE 68005.

(29)

Consists of 20,000 shares of Class A Common Stock purchased in the PIPE Financing and 3,600 PIPE Warrants. Robert C. Weeks, as trustee of Moglia Trust 2 exercises voting and investment power with respect to the securities and may be deemed to be the beneficial owners of the securities held by Moglia Trust 2. Moglia Trust 2’s business address is 505 Cornhusker Road, Suite 105 #393, Bellevue, NE 68005.

(30)

Consists of (a) 250,000 shares of Class A Common Stock purchased in the PIPE Financing, (b) 215,000 shares of Class A Common Stock purchased as part of the public units in Aldel’s initial public offering, (c) 107,500 shares of Class A Common Stock which can be acquired upon the exercise of Public Warrants, (d) 25,000 shares of Class A Common Stock issued upon conversion of Founder Shares, and (e) 45,000 PIPE Warrants. The shares of Class A Common Stock purchased as part of the public units in Aldel’s initial public offering and the shares of Class A Common Stock which can be acquired upon the exercise of Public Warrants are not being registered for resale hereunder.

(31)

Consists of 50,000 shares of Class A Common Stock purchased in the PIPE Financing and 9,000 PIPE Warrants. Jeffrey O’Neill and Darice O’Neill, as trustees of the O’Neill Trust, Dated April 10, 1996 exercise voting and investment power with respect to the securities and may be deemed to be the beneficial owners of the securities held by O’Neill Trust, Dated April 10, 1996.

(32)	Consists of 100,000 shares of Class A Common Stock purchased in the PIPE Financing and 18,000 PIPE Warrants.
(33)

Consists of 700,000 shares of Class A Common Stock purchased in the PIPE Financing and 126,000 PIPE Warrants. Philip Sarofim, the sole member of Trousdale Ventures, LLC, the managing member of Trousdale Sarosphere, LLC exercise voting and investment power with respect to the securities and may be deemed to be the beneficial owners of the securities held by Trousdale Sarosphere, LLC. Trousdale Sarosphere, LLC’s business address is PO Box 52830, Houston, TX 77010.

(34)

Consists of 110,000 shares of Class A Common Stock purchased in the PIPE Financing and 19,800 PIPE Warrants. Erickson Shirley, as Manager of ESS Investments Two LLC, exercises sole voting and investment power with respect to the securities. ESS Investments Two LLC’s business address is P.O. Box 685, Medina, WA, 98039.

(35)

Consists of 2,000,000 shares of Class A Common Stock purchased in the PIPE Financing and 360,000 PIPE Warrants. John Stafford III, as the sole owner of Project GTO LLC, exercises sole voting and investment power with respect to the securities. Project GTO LLC’s business address is 5758 W. Fillmore Street, Chicago, IL 60644.

(36)

Consists of 400,000 shares of Class A Common Stock purchased in the PIPE Financing and 72,000 shares PIPE Warrants. William H. Swanson and Cheryl K. Swanson are the trustees of the William and Cheryl Swanson Revocable Trust UTD 9/28/2000. William H. Swanson has sole voting and dispositive power over the securities held by the William and Cheryl Swanson Revocable Trust UTD 9/28/2000.

(37)

Consists of (a) 1,000,000 shares of Class A Common Stock purchased in the PIPE Financing, (b) 1,000,000 shares of Class A Common Stock purchased as part of the public units in Aldel’s initial public offering, (c) 500,000 shares of Class A Common Stock which can be acquired upon the exercise of Public Warrants, and (d) 180,000 PIPE Warrants. The shares of Class A Common Stock purchased as part of the public units in Aldel’s initial public offering and the shares of Class A Common Stock which can be acquired upon the exercise of Public Warrants are not being registered for resale hereunder. S. Robson Walton exercises sole investment power with respect to the securities and may be deemed to be the beneficial owner of the securities held by Lake Avenue Investments, LLC. Lake Avenue Investments, LLC’s business address is One Riverfront Place, 8th floor, North Little Rock, AR, 72114.

(38)

Consists of (i) 25,000 shares of Class A Common Stock held by Mr. Kauffman upon conversion of Founder Shares, (ii) 515,000 shares of Class A Common Stock held directly by Aldel Investors LLC, (iii) 2,200,000 shares of Class A Common Stock held by Aldel Investors LLC, (iv) 1,500,000 shares of Class A Common Stock held directly by Aldel LLC, (v) 750,000 shares of Class A Common Stock which can be acquired upon the exercise of Public Warrants, (vi) 2,000,000 shares of Class A Common Stock purchased in the PIPE Financing by Aldel LLC, (vii) 360,000 PIPE Warrants held by Aldel LLC, (viii) 257,500 held by Aldel Investors LLC and (ix) 650,000 OTM Warrants held by Aldel Investors LLC. Mr. Kauffman is the managing member of Aldel LLC and the manager of Aldel Investors LLC and has voting and investment power over the shares of Class A Common Stock held by Aldel LLC and Aldel Investors LLC. Only the shares of Class A Common Stock held directly by Mr. Kauffman are shown as being offered for resale by Mr. Kauffman. The shares of Class A Common Stock purchased by Aldel LLC as part of the public units in Aldel’s initial public offering and the shares of Class A Common Stock which can be acquired upon the exercise of Public Warrants are not being registered for resale hereunder.

(39)

Consists of 400,000 shares of Class A Common Stock purchased in the PIPE Financing and 72,000 PIPE Warrants held by the William and Cheryl Swanson Revocable Trust UTD 9/28/2000. William H. Swanson has sole voting and dispositive power over the securities held by the trust. The shares and warrants are separately listed for resale by William and Cheryl Swanson Revocable Trust UTD 9/28/2000.

(40)

Consists of (i) 500,000 shares of Class A Common Stock, and (ii) 650,000 OTM Warrants. FG SPAC Partners GP, LLC is the general partner of FG SPAC Partners LP. Larry G. Swets, Jr., as CEO of FG Financial Group, Inc. which is the sole manager of FG SPAC Partners GP, LLC, exercises voting power with respect to the securities held by FG SPAC Partners LP.

(41)

Consists (a) 515,000 shares of Class A Common Stock purchased in the private placement of units by Aldel, (b) 257,500 Private Placement Warrants, (c) 650,000 OTM Warrants, and (d) 2,200,000 shares of Class A Common Stock issued upon conversion of Founder Shares. Robert I. Kauffman, as the sole Manager of Aldel Investors LLC, exercises sole voting and investment power with respect to the securities.

(42)

Consists of 176,033,906 shares of Class V Common Stock and an equal number of OpCo Units issued to HHC in the Business Combination. A share of Class V Common Stock and a unit of Hagerty Group are exchangeable into shares of Class A Common Stock on one-for-one basis pursuant to the SPAC Exchange Agreement. HHC is owned by members of the Hagerty family, including McKeel O. Hagerty, Hagerty’s Chief Executive Officer, Tammy Hagerty, the sister of McKeel O. Hagerty, and the Kim Hagerty Revocable Trust, a trust for the benefit of Kim Hagerty’s estate. The shareholders of HHC have the authority over the disposition and voting of the shares of Class V Common Stock held by HHC. Each of McKeel O. Hagerty, Tammy Hagerty and The Goldman Sachs Trust Company, N.A., as the trustee for the Kim Hagerty Revocable Trust, have voting power on matters submitted to the shareholders of HHC, and except in limited circumstances, decisions to vote or dispose of the shares of Class A Common Stock will be made by a majority vote of the three voting shareholders. In addition, following the date that is three years after the closing of the Business Combination, any of McKeel O. Hagerty, Tammy Hagerty or the Kim Hagerty Revocable Trust may require HHC to exchange Class V Common Stock and OpCo Units for Class A Common Stock in an amount up to 2% of the fully-diluted outstanding shares of Class A Common Stock then outstanding; provided, that, in no event shall HHC be required to exchange such interests if, prior to the 15th anniversary of the closing of the Business Combination, as a result of the exchange, HHC would cease to hold at least 55% of the voting power of Hagerty. Also, in the event that either of McKeel O. Hagerty or Tammy Hagerty dies, the estate of the deceased HHC shareholder may cause HHC to exchange Class V Common Stock and OpCo Units in an amount necessary to cover the estate obligations of the deceased stockholder’s estate after taking into account certain other resources available to the estate, including the amount of any life insurance proceeds received by the estate. As a result of these rights and the relative ownership of each of the three principal shareholders of HHC, McKeel O. Hagerty may be deemed to be the beneficial owner of 50,978,823 shares of Class A Common Stock, the Kim Hagerty Revocable Trust may be deemed to be the beneficial owner of 44,439,894 shares of Class A Common Stock, and Tammy Hagerty may be deemed to be the beneficial owner of 57,889,514 shares of Class A Common Stock. HHC’s principal business address is 121 Drivers Edge, Traverse City, MI 49684.

(43)	Consists of selling stockholders not otherwise listed in this table who collectively beneficially own less than 1% of our outstanding common stock.

PLAN OF DISTRIBUTION

We are registering (i) up to 73,832,500 shares of Class A Common Stock for possible sale by the Selling Securityholders from time to time, (ii) up to 271,039,456 shares of Class A Common Stock that are issuable upon the exercise of the Warrants by the holders thereof and upon exchange of shares of Class V Common Stock and OpCo Units (iii) up to 12,669,300 PIPE Warrants for possible sale by the Selling Securityholders from time to time, (iv) up to 1,300,000 OTM Warrants for possible sale by the Selling Securityholders from time to time, (v) up to 257,500 Private Placement Warrants for possible sale by the Selling Securityholders from time to time, and (vi) up to 28,750 Underwriter Warrants for possible sale by the Selling Securityholders from time to time. We are required to pay all fees and expenses incident to the registration of the shares of our Class A Common Stock and Warrants to be offered and sold pursuant to this prospectus. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of shares of our Class A Common Stock or Warrants.

We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. We will receive proceeds from Warrants exercised in the event that such Warrants are exercised for cash. The aggregate proceeds to the Selling Securityholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Securityholders.

The shares of Class A Common Stock beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Securityholders may sell their shares of Class A Common Stock or Warrants by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of NYSE;

•

through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	to or through underwriters or broker-dealers;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;

•	in options transactions;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of Class A Common Stock in the course of hedging transactions, broker-dealers or other financial institutions may engage in short sales of shares of Class A Common Stock in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell shares of Class A Common Stock short and redeliver the shares to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

In offering the shares covered by this prospectus, the Selling Securityholders and any broker-dealers who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Securityholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

A holder of Warrants may exercise its Warrants in accordance with the applicable Warrant Agreement on or before the expiration date set forth therein by surrendering, at the office of the warrant agent, Continental Stock

Transfer & Trust Company, the certificate evidencing such Warrant, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the Warrant, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.

The Selling Securityholders party to the Amended and Restated Registration Rights Agreement have agreed, and the other Selling Securityholders may agree, to indemnify the underwriters, their officers, directors and each person who controls such underwriters (within the meaning of the Securities Act), against certain liabilities related to the sale of the securities, including liabilities under the Securities Act.

Sponsor Warrant Lock-Up

The Sponsor and FGSP entered into the Sponsor Warrant Lock-Up Agreement with us, pursuant to which the Sponsor and FGSP agreed as described below with respect to (i) the Private Placement Warrants and (ii) the OTM Warrants held by them. Pursuant to the Sponsor Warrant Lock- Up Agreement:

•

the Private Placement Warrants are not exercisable until the date on which the volume weighted average trading price of the Class A Common Stock exceeds $15.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing 12 months after the Business Combination;

•

the OTM Warrants are not exercisable until the date on which the volume weighted average trading price of the Class A Common Stock exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing 12 months after the Business Combination; and

•

prior to being exercisable, the Sponsor may transfer the Private Placement Warrants and the OTM Warrants, subject to any requirements set forth in the purchase agreements related to the purchase of the Private Placement Warrants and OTM Warrants, provided that such transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of the Sponsor Warrant Lock-up Agreement.

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by DLA Piper LLP (US), Phoenix, Arizona.

EXPERTS

The consolidated financial statements of Hagerty, Inc. as of December 31, 2021 and 2020, and for each of the two years in the period ended December 31, 2021, incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public through the SEC’s website at https://www.sec.gov and are also available through our website at https://investor.hagerty.com/financials/sec-filings. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information on or that can be accessed through our website does not constitute part of, and is not incorporated by reference in, this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

This prospectus and any applicable prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION BY REFERENCE

The SEC permits us to “incorporate by reference” the information and reports we file with it. This means that we can disclose important information to you by referring to another document. The information that we incorporate by reference is considered to be part of this prospectus, and later information that we file with the SEC automatically updates and supersedes this information. We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this prospectus, and all future documents filed with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (other than the portions thereof deemed to be furnished to the SEC pursuant to Item 9 or Item 12) until we terminate the offering of these securities, including all such documents that we may file with the SEC after the date of but prior to the effectiveness of this Post-Effective Amendment No. 3:

1.	Our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 24, 2022 (the “Annual Report”);

2.	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022, and September 30, 2022, filed with the SEC on May 9, 2022, August 10, 2022, and November 10, 2022 respectively;

3.

Our Current Reports on Form 8-K, filed with the SEC on June 9, 2022, June 24, 2022,  August 10, 2022,  August  23, 2022 and November 10, 2022 (in each case excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K unless otherwise indicated therein);

4.	The description of our securities set forth in Exhibit 4.6 to our Annual Report, together with any amendment or report filed with the SEC for the purpose of updating such description; and

5.

All documents we file with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC unless we specifically state in such Current Report that such information is to be considered “filed” under the Exchange Act or we incorporate it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act) after the date of this prospectus and prior to the termination of this offering made by way of this prospectus. These documents include Proxy Statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (other than the portions of those documents not deemed to be filed, which is deemed not to be incorporated by reference in this Registration Statement).

To the extent that any statement in this prospectus is inconsistent with any statement that is incorporated by reference and that was made on or before the date of this prospectus, the statement in this prospectus shall supersede such incorporated statement. The incorporated statement shall not be deemed, except as modified or superseded, to constitute a part of this prospectus or the registration statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of each contract or document filed as an exhibit to our various filings made with the SEC.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with the prospectus. You may access a copy of any or all of these filings, free of charge, at www.sec.gov, or by writing us at the following address or telephoning us at the number below:

Hagerty, Inc.

ATTN: General Counsel

121 Drivers Edge

Traverse City, Michigan 49684

(800) 922-4050

Exhibits to the filings will not be sent, however, unless those exhibits have been specifically incorporated by reference in this prospectus or any accompanying prospectus supplement.

9,700,000 Shares

Class A Common Stock

PROSPECTUS SUPPLEMENT

Bookrunners

Keefe, Bruyette & Woods

A Stifel Company

J.P. Morgan

BMO Capital Markets

Citizens Capital Markets

Wells Fargo Securities

Co-Manager

Oppenheimer & Co.

August 7, 2025